Exhibit 2

Brookfield Asset Management

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Brookfield Asset Management Inc. (the “Corporation” or “Brookfield”) will be held in Roy Thomson Hall, 60 Simcoe Street, Toronto, Ontario, Canada on Wednesday, May 5, 2010 at 2:00 p.m., Toronto time, for the following purposes:

1)	to receive the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2009, including the external auditor’s report;

2)	to elect directors who will serve until the end of the next annual meeting of shareholders; and

3)	to appoint the external auditor who will serve until the end of the next annual meeting of shareholders and authorize the directors to set its remuneration.

We will also consider other business that may properly come before the meeting or any adjournment thereof.

The Management Information Circular accompanying this Notice provides additional information relating to the matters to be dealt with at the meeting and is incorporated into and forms part of this notice.

You have the right to vote at the Annual Meeting of Shareholders if you were a Brookfield shareholder on March 8, 2010.

You do not have to vote in person at the meeting. Registered shareholders should complete and sign the enclosed form of proxy and return it to the Corporation’s transfer agent, CIBC Mellon Trust Company, in the envelope provided or by fax at (416) 368-2502 by no later than 5:00 p.m. (Toronto time) on Monday, May 3, 2010. The Management Information Circular provides additional instructions on how to exercise your right to vote your shares.

By Order of the Board of Directors

CATHERINE J. JOHNSTON
Toronto, Canada	Corporate Secretary
March 10, 2010

Note: If you are a new shareholder or an existing shareholder who did not elect to receive our 2009 Annual Report, you can view this report on our website at www.brookfield.com under Investor Centre/Financial Reports. If you wish to obtain a printed copy of our 2009 Annual Report, please contact us at inquiries@brookfield.com.

Brookfield Asset Management

MANAGEMENT INFORMATION CIRCULAR

TABLE OF CONTENTS

PART ONE	VOTING INFORMATION	1
	Who Can Vote	1
	Q & A on Proxy Voting	2
	Principal Holders of Voting Shares	5

PART TWO	BUSINESS OF THE MEETING	6
	1. Receiving the Consolidated Financial Statements	6
	2. Election of Directors	6
	Majority Voting for Directors	7
	Cumulative Voting for Directors	7
	Voting by Proxy	7
	Director Nominees	7
	Director Attendance	16
	3. Appointment of External Auditor	16
	Principal Accounting Firm Fees	17

PART THREE	STATEMENT OF CORPORATE GOVERNANCE PRACTICES	18
	Board of Directors	18
	Committees of the Board	21
	Board, Committee and Director Evaluation	23
	Board and Management Responsibilities	23
	Communication and Disclosure Policies	24
	Code of Business Conduct and Ethics	25
	Report of the Audit Committee	26
	Report of the Governance and Nominating Committee	28
	Report of the Management Resources and Compensation Committee	29

PART FOUR	REPORT ON DIRECTOR COMPENSATION AND EQUITY OWNERSHIP	30
	Director Compensation	30
	Director Share / DSU Ownership Requirements	33

PART FIVE	REPORT ON EXECUTIVE COMPENSATION	33
	Compensation Discussion and Analysis	33
	Composition and Mandate of the Compensation Committee	34
	Compensation Philosophy	34
	Compensation Elements	35
	Incentive and Equity-Based Compensation Employment Policies and Guidelines	38
	Report on 2009 Compensation	39
	Performance Graphs	44
	Compensation of Named Executive Officers	46
	Security-Based Compensation Arrangements	49
	Securities Authorized for Issue Under Incentive Plans	50
	Pension and Retirement Benefits	51

PART SIX	OTHER INFORMATION	51
	Indebtedness of Directors, Officers and Employees Under Securities Purchase Programs	51
	Audit Committee	51
	Directors’ and Officers’ Liability Insurance	51
	Normal Course Issuer Bid	52
	Availability of Disclosure Documents	52

APPENDIX A	CHARTER OF THE BOARD OF DIRECTORS	53

BROOKFIELD ASSET MANAGEMENT INC.

MANAGEMENT INFORMATION CIRCULAR

PART ONE – VOTING INFORMATION

This Management Information Circular (“Circular”) is provided in connection with the solicitation by the management of Brookfield Asset Management Inc. (“Brookfield” or the “Corporation”) of proxies to be used at the Annual Meeting of Shareholders of the Corporation (the “meeting”) referred to in the accompanying Notice of Meeting (the “Notice”) to be held in Roy Thomson Hall, 60 Simcoe Street, Toronto, Ontario, Canada on Wednesday, May 5, 2010 at 2:00 p.m., Toronto time.

The solicitation will be made primarily by mail, but proxies may also be solicited personally or by telephone by regular employees of the Corporation at nominal cost. The cost of solicitation will be borne by the Corporation.

The information in this Circular is given as at March 10, 2010, unless otherwise indicated. As the Corporation operates in U.S. dollars and reports financial results in U.S. dollars, all financial information in this Circular is in U.S. dollars. For comparability, all Canadian dollar amounts in this Circular have been converted to U.S. dollars at the average exchange rate for 2009 of US$1.00 to C$1.1404, unless otherwise indicated.

WHO CAN VOTE

As of March 10, 2010, the Corporation had outstanding 573,762,953 Class A Limited Voting Shares and 85,120 Class B Limited Voting Shares. Each registered holder of Class A Limited Voting Shares and Class B Limited Voting Shares of record at the close of business on Monday, March 8, 2010, the record date (the “Record Date”) established for the purposes of determining shareholders entitled to receive notice of and to vote at the meeting, will, except as provided below, be entitled to one vote for each Class A Limited Voting Share or Class B Limited Voting Share held on all matters to come before the meeting or any adjournment thereof either in person, or by proxy.

The share conditions for the Corporation’s Class A Limited Voting Shares and Class B Limited Voting Shares provide the holders with veto rights whereby all matters to be approved by these shareholders (other than the election of directors) must be approved by a majority or, in the case of matters that require approval by a special resolution of shareholders, by at least two-thirds of the votes cast by the holders of Class A Limited Voting Shares and by the holders of Class B Limited Voting Shares who vote in respect of the resolution or special resolution, as the case may be.

For a description of the procedures to be followed by Non-Registered Shareholders to direct the voting of shares beneficially owned, please refer to the answer to the question “If my shares are not registered in my name but are held in the name of an Intermediary (a bank, trust company, securities dealer, broker, trustee or other), how do I vote my shares?” on page 4 of this Circular.

Holders of Class A Limited Voting Shares are entitled, as a class, to elect one-half of the Board of Directors, and holders of Class B Limited Voting Shares are entitled, as a class, to elect the other one-half of the Board of Directors. See “Election of Directors” on page 6 of this Circular for further information.

The appointment of the external auditor must be approved by a majority of the votes cast by holders of Class A Limited Voting Shares and by a majority of the votes cast by holders of Class B Limited Voting Shares who vote in respect of the resolution. See “Appointment of External Auditor” on page 16 of this Circular for further information.

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Q & A ON PROXY VOTING

Q:	What am I voting on?

A:

Holders of Class A Limited Voting Shares are voting on the election of one-half of the Board of Directors. Holders of Class B Limited Voting Shares are voting on the election of the other one-half of the Board of Directors and, together with the holders of Class A Limited Voting Shares, the appointment of the external auditor and authorizing the directors to set its remuneration. Each of the foregoing must be approved by a majority of the votes cast by holders of Class A Limited Voting Shares and by the holders of Class B Limited Voting Shares who vote in respect of the resolution.

Q:	Who is entitled to vote?

A:

Holders of Class A Limited Voting Shares and Class B Limited Voting Shares as at the close of business on March 8, 2010 are entitled to vote. Each Class A Limited Voting Share and Class B Limited Voting Share entitles the holder to one vote on the items of business identified above.

Q:	How do I vote?

A:

If you are a registered shareholder, you may vote in person at the meeting or you may sign the enclosed form of proxy appointing the named persons or some other person you choose, who need not be a shareholder, to represent you as proxyholder and vote your shares at the meeting. If your shares are held in the name of an intermediary (a bank, trust company, securities dealer, broker, trustee or other) (an “Intermediary”), please refer to the answer to the question “If my shares are not registered in my name but are held in the name of an Intermediary (a bank, trust company, securities dealer, broker, trustee or other), how do I vote my shares?” on page 4 for voting instructions.

Q:	What if I plan to attend the meeting and vote in person?

A:

If you are a registered shareholder and plan to attend the meeting on May 5, 2010 and wish to vote your shares in person at the meeting, complete and return the form of proxy following the instructions provided on the form of proxy. Please register with the transfer agent, CIBC Mellon Trust Company, upon arrival at the meeting. Your vote will be taken and counted at the meeting. If your shares are held in the name of an Intermediary, please refer to the answer to the question “If my shares are not registered in my name but are held in the name of an Intermediary (a bank, trust company, securities dealer, broker, trustee or other), how do I vote my shares?” on page 4 for voting instructions.

Q:	Who is soliciting my proxy?

A:

The enclosed form of proxy is being solicited by management of Brookfield and the associated costs will be borne by Brookfield. The solicitation will be made primarily by mail but may also be made by telephone or in person.

Q:	What if I sign the form of proxy enclosed with this Circular?

A:

Signing the enclosed form of proxy gives authority to Robert J. Harding or J. Bruce Flatt, each of whom is a director of Brookfield, or to another person you have appointed, to vote your shares at the meeting.

Q:	Can I appoint someone other than these directors to vote my shares?

A:

Yes. You have the right to appoint a person or company other than the Brookfield directors named on the form of proxy to be your proxyholder. Write the name of this person (or company), who need not be a shareholder, in the blank space provided in the form of proxy. It is important to ensure that any other person you appoint is attending the meeting and is aware that he or she has been appointed to vote your shares. Proxyholders should, upon arrival at the meeting, present themselves to a representative of CIBC Mellon Trust Company.

Q:	What do I do with my completed proxy?

A:

Return it to Brookfield’s transfer agent, CIBC Mellon Trust Company, in the envelope provided or by fax at (416) 368-2502 by no later than 5:00 p.m. (Toronto time) on Monday, May 3, 2010 or two days (excluding Saturdays, Sundays and holidays) before the day of the adjourned meeting.

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Q:	Can I vote by Internet?

A:

If you are a registered shareholder, go to www.eproxyvoting.com/brookfield and follow the instructions. You will need your control number (located under your address on the form of proxy) to identify yourself to the system. You must submit your vote by no later than 5:00 p.m. (Toronto time) on Monday, May 3, 2010 or two days (excluding Saturdays, Sundays and holidays) before the day of the adjourned meeting.

Q:	If I change my mind, can I submit another proxy or take back my proxy once I have given it?

A:

Yes. If you are a registered shareholder and wish to submit another proxy, you may deliver another properly executed form of proxy bearing a later date and depositing it as described above. If you wish to revoke your proxy, prepare a written statement to this effect. The statement must be signed by you or your attorney as authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney of the corporation duly authorized. This statement must be delivered to the Corporate Secretary of Brookfield at the following address no later than 5:00 p.m. (Toronto time) on the last business day preceding the date of the meeting, Tuesday, May 4, 2010, or any adjournment of the meeting, or to the Chairman on the day of the meeting, Wednesday, May 5, 2010, or the day of the adjourned meeting:

Catherine J. Johnston

Corporate Secretary

Brookfield Asset Management Inc.

Brookfield Place, Suite 300

181 Bay Street

P.O. Box 762

Toronto, Ontario M5J 2T3

Fax: (416) 365-9642

A non-registered shareholder may revoke a voting instruction form or a waiver of the right to receive meeting materials and to vote previously given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the Intermediary at least seven days prior to the meeting.

Q:	How will my shares be voted if I give my proxy?

A:

The persons named on the form of proxy must vote for or against or withhold from voting, as applicable, your shares in accordance with your directions and on any ballot that may be called for, or you can let your proxyholder decide for you. In the absence of such directions, proxies received by management will be voted in favour of the election of directors of the Board and the appointment of the external auditor and authorizing the directors to set its remuneration.

Q:	What if amendments are made to these matters or if other matters are brought before the meeting?

A:

The persons named in the form of proxy will have discretionary authority with respect to amendments or variations to matters identified in the accompanying Notice and with respect to other matters which may properly come before the meeting.

As of the date of this Circular, management of Brookfield knows of no such amendment, variation or other matter expected to come before the meeting. If any other matters properly come before the meeting, the persons named in the form of proxy will vote on them in accordance with their best judgment.

Q:	Who counts the votes?

A:	Brookfield’s transfer agent, CIBC Mellon Trust Company, counts and tabulates the proxies.

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Q:	If I need to contact the transfer agent, how do I reach them?

A:	For general shareholder enquiries, you can contact the transfer agent by mail at:

CIBC Mellon Trust Company

P.O. Box 7010

Adelaide Street Postal Station

Toronto, Ontario M5C 2W9

or by telephone: (416) 643-5500

within Canada and the United States toll free at 1-800-387-0825;

or by fax: (416) 643-5501;

or by email at inquiries@cibcmellon.com;

website: www.cibcmellon.com.

Q:	If my shares are not registered in my name but are held in the name of an Intermediary (a bank, trust company, securities dealer, broker, trustee or other), how do I vote my shares?

A:	In many cases, Class A Limited Voting Shares of the Corporation which are beneficially owned by a non-registered shareholder (a “Non-Registered Shareholder”) are registered either:

a)

in the name of an Intermediary that the Non-Registered Shareholder deals with in respect of the shares such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

b)	in the name of a depository (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

There are two ways you can vote your shares held by your Intermediary. As required by Canadian securities legislation, you will have received from your Intermediary a voting instruction form for the number of shares you beneficially own.

Since Brookfield has limited access to the names of its Non-Registered Shareholders, if you attend the meeting Brookfield may have no record of your shareholdings or of your entitlement to vote unless your Intermediary has appointed you as proxyholder. Therefore, if you wish to vote in person at the meeting, insert your name in the space provided on the voting instruction form and return it by following the instructions provided. Do not otherwise complete the form as your vote will be taken at the meeting. Please register with the transfer agent, CIBC Mellon Trust Company, upon arrival at the meeting.

In accordance with the requirements of National Instrument 54-101, the Corporation has distributed copies of the accompanying Notice, this Circular, the enclosed voting instruction form and the Corporation’s 2009 Annual Report (which includes management’s discussion and analysis and consolidated financial statements for the fiscal year ended December 31, 2009) (collectively, the “meeting materials”) to those Non-Registered Shareholders who have requested it to the depository and Intermediaries for onward distribution to Non-Registered Shareholders.

Non-Registered Shareholders who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Shareholders to direct the voting of the shares they beneficially own. Non-Registered Shareholders should follow the procedures set out below, depending on which type of form they receive.

a)

Voting Instruction Form. In most cases, a Non-Registered Shareholder will receive, as part of the meeting materials, a voting instruction form. If the Non-Registered Shareholder does not wish to attend and vote at the meeting in person (or have another person attend and vote on his or her behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. Voting instruction forms in some cases permit the completion of the voting instruction form by telephone or through the Internet. If a Non-Registered Shareholder wishes to attend and vote at the meeting in person (or have another person attend and vote on his or her behalf), the Non-Registered Shareholder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Shareholder.

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b)

Form of Proxy. Less frequently, a Non-Registered Shareholder will receive, as part of the meeting materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Shareholder but which is otherwise incomplete. If the Non-Registered Shareholder does not wish to attend and vote at the meeting in person (or have another person attend and vote on his or her behalf), the Non-Registered Shareholder must complete the form of proxy and deposit it with the Corporate Secretary of the Corporation c/o CIBC Mellon Trust Company by mail, Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1; by facsimile at (416) 368-2502; or by the Internet as described above. If a Non-Registered Shareholder wishes to attend and vote at the meeting in person (or have another person attend and vote on his or her behalf), the Non-Registered Shareholder must strike out the names of the persons named in the proxy and insert the Non-Registered Shareholder’s (or such other person’s) name in the blank space provided.

Non-Registered Shareholders should follow the instructions on the forms they receive and contact their Intermediaries promptly if they need assistance.

PRINCIPAL HOLDERS OF VOTING SHARES

A number of the senior executives and directors of the Corporation and its affiliates (collectively, the “Partners”) are shareholders of Partners Limited, a corporation that was formed in 1995 for the purpose of owning shares of the Corporation for the long term. The Partners collectively own, directly or indirectly, exercise control or direction over, have contractual arrangements, such as options, to acquire or otherwise hold beneficial interests in approximately 100 million Class A Limited Voting Shares, representing approximately 17% of such shares on a fully diluted basis. These interests include Class A Limited Voting Shares held by individuals as well as their pro rata interests in Class A Limited Voting Shares held by Partners Limited and BAM Investments Corp., which are described in more detail below. These interests exclude the individual’s interests in the value of the Corporation’s Class A Limited Voting Shares through their participation in the Corporation’s Restricted Share Unit Plan (see page 37 of this Circular) which represent economic interests in an additional 13.3 million Class A Limited Voting Shares.

A portion of these shares are owned through Partners Limited which, together with its affiliate, BAM Investments Corp., collectively own approximately 56.0 million Class A Limited Voting Shares and 85,120 Class B Limited Voting Shares, representing 9.8% and 100%, respectively, of each class of shares. Partners Limited holds the 85,120 Class B Limited Voting Shares directly and BAM Investments Corp. holds 55,466,227 Class A Limited Voting Shares directly and indirectly, representing 9.7% of such shares. The common shares of BAM Investments Corp., a public company listed on the Toronto Stock Exchange (“TSX”), are owned 50% directly by Partners Limited and approximately 40% by the Partners on an individual basis. Partners Limited also holds a direct interest in 549,957 Class A Limited Voting Shares, representing 0.1% of such shares. To the knowledge of the directors and officers of the Corporation, Partners Limited is the only person or corporation that beneficially owns, directly or indirectly, or exercises control or direction over voting securities of the Corporation carrying more than 10% of the votes attached to any class of outstanding voting securities of the Corporation.

The business purpose of Partners Limited is to hold shares of the Corporation, directly or indirectly, for the long term. Its operations are governed by a shareholders’ agreement to which each shareholder is a party. Shareholders of Partners Limited have input on major decisions and an equal vote, irrespective of their shareholdings, in the appointment of the officers of Partners Limited. In addition, shareholders holding two-thirds of the shares of Partners Limited can at any time require a shareholder of Partners Limited to sell his or her shares based on the stock market price of the Corporation’s Class A Limited Voting Shares at the time. The shareholders’ agreement also provides that: (i) unless otherwise approved by holders of at least two-thirds of the common shares of Partners Limited, any sale of an interest in Partners Limited will only be made to other Partners Limited shareholders; (ii) any changes to the company’s by-laws, dividend policy, principal investments, the issue or redemption of shares or admission of other individuals as shareholders require the approval of shareholders holding at least two-thirds of Partners Limited’s common shares; and (iii) Partners Limited will offer to purchase 10% of its outstanding shares annually based on the stock market price of the Corporation’s Class A Limited Voting Shares, subject to its financial capability at the time.

Partners Limited is a party to a Trust Agreement with Montreal Trust Company of Canada (as trustee for the holders of Brookfield’s Class A Limited Voting Shares) dated August 1, 1997. The Trust Agreement provides, among other things, that Partners Limited has agreed not to sell any Class B Limited Voting Shares, directly or indirectly, pursuant to a takeover bid, unless a concurrent bid is made to all holders of Class A Limited Voting Shares. The concurrent offer must be: (i) for

Brookfield Asset Management | 2010 Management Information Circular	5

the same percentage of Class A Limited Voting Shares as the percentage of Class B Limited Voting Shares offered to be purchased from Partners Limited; and (ii) the same in all material respects as the offer for the Class B Limited Voting Shares. Among other things, the Trust Agreement permits: (i) a sale by Partners Limited of Class B Limited Voting Shares at a price per share less than 115% of the market price of Class A Limited Voting Shares and as part of a transaction involving the sale of shares by not more than five persons in the aggregate; and (ii) a direct or indirect sale of shares of Partners Limited to a purchaser who is or will become a shareholder of Partners Limited and will not hold more than 20% of its outstanding shares as a result of the transaction.

As at March 10, 2010, there were approximately 40 shareholders of Partners Limited, none of whom holds more than a 20% effective equity interest in Partners Limited. The following shareholders of Partners Limited are also directors or Named Executive Officers of the Corporation: Jeffrey M. Blidner, Jack L. Cockwell, J. Bruce Flatt, Robert J. Harding, David W. Kerr, Brian D. Lawson, George E. Myhal and Samuel J.B. Pollock (see “Compensation Discussion and Analysis” on page 33 for the definition of “Named Executive Officers”). The other shareholders of Partners Limited are current or former executives of Brookfield or its affiliates.

PART TWO – BUSINESS OF THE MEETING

We will be addressing three items at the meeting:

1.	Receiving the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2009, including the external auditor’s report;

2.	Electing directors who will serve until the end of the next annual meeting of shareholders; and

3.	Appointing the external auditor that will serve until the end of the next annual meeting of shareholders and authorizing the directors to set its remuneration.

We will also consider other business that may properly come before the meeting.

As of the date of this Circular, management is not aware of any changes to these items and does not expect any other items to be brought forward at the meeting. If there are changes or new items, you or your proxyholder can vote your shares on these items as you, he or she sees fit.

1.	RECEIVING THE CONSOLIDATED FINANCIAL STATEMENTS

The annual financial statements of the Corporation for the fiscal year ended December 31, 2009 are included in the Corporation’s 2009 Annual Report, which is being mailed with this Circular to the Corporation’s registered shareholders and Non-Registered Shareholders who requested it. Management will review the Corporation’s consolidated financial results at the meeting and shareholders and proxyholders will be given an opportunity to discuss these results with management. The 2009 Annual Report is available on the Corporation’s website, www.brookfield.com under Investor Centre/Financial Reports and on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

2.	ELECTION OF DIRECTORS

The Board of Directors is comprised of 16 members, all of whom are to be elected at the meeting. The articles of the Corporation provide that holders of Class A Limited Voting Shares are entitled, as a class, to elect one-half of the Board of Directors, and that holders of Class B Limited Voting Shares are entitled, as a class, to elect the other one-half of the Board of Directors.

If you own Class A Limited Voting Shares, you can vote on the election of eight directors. The following persons are proposed as nominees for election by the holders of Class A Limited Voting Shares:

• Marcel R. Coutu	• Lance Liebman	• Frank J. McKenna	• Patricia M. Newson
• Maureen Kempston Darkes	• G. Wallace F. McCain	• Jack M. Mintz	• James A. Pattison

If you own Class B Limited Voting Shares, you can vote on the election of eight directors. The following persons are proposed as nominees for election by the holders of Class B Limited Voting Shares:

• Jack L. Cockwell	• J. Bruce Flatt	• Robert J. Harding	• Philip B. Lind
• J. Trevor Eyton	• James K. Gray	• David W. Kerr	• George S. Taylor

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Majority Voting for Directors

The Board has adopted a policy stipulating that, if the total number of shares voted in favour of the election of a director nominee at a shareholders’ meeting represents less than a majority of the total shares voted and withheld for that director (in each case, not on the cumulative basis described below for cumulative voting), the nominee will submit his or her resignation promptly after the meeting for the Governance and Nominating Committee’s consideration. The Committee will make a recommendation to the Board after reviewing the matter, and the Board’s decision to accept or reject the resignation offer will be disclosed to the public. The policy does not apply in circumstances involving contested director elections.

Cumulative Voting for Directors

The articles of the Corporation provide for cumulative voting in the election of directors. Each shareholder of a class or series of shares of the Corporation entitled to vote for the election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the shareholder and the holders of shares of the classes or series of shares entitled to vote with the shareholder in the election of directors. The shareholder may cast all such votes in favour of one candidate or distribute such votes among the candidates in any manner the shareholder sees fit. Where the shareholder has voted for more than one candidate without specifying the distribution of the shareholder’s votes among such candidates, the shareholder will be deemed to have distributed the shareholder’s votes equally among the candidates for whom the shareholder voted.

If a shareholder wishes to distribute the shareholder’s votes other than equally among the nominees for whom the shareholder has directed the management representatives designated in the enclosed form of proxy to vote, then the shareholder must do so personally at the meeting or by another proper form of proxy, which can be obtained from the Corporate Secretary of Brookfield.

Voting by Proxy

On any ballot that may be called for in the election of directors, the management representatives designated in the enclosed form of proxy to be completed by holders of Class A Limited Voting Shares intend to cast the votes to which the Class A Limited Voting Shares represented by such proxy are entitled equally among the proposed nominees for election by the holders of Class A Limited Voting Shares as set forth on pages 8 to 11 of this Circular, unless the shareholder who has given such proxy has directed that such shares be otherwise voted or withheld from voting in the election of directors.

In addition, on any ballot that may be called for in the election of directors, the management representatives designated in the form of proxy to be completed by the holders of Class B Limited Voting Shares intend to cast the votes to which the Class B Limited Voting Shares represented by such proxy are entitled equally among the proposed nominees for election by the holders of Class B Limited Voting Shares as set forth on pages 12 to 15 of this Circular, unless the shareholder who has given such proxy has directed that such shares be otherwise voted or withheld from voting in the election of directors.

Director Nominees

The Board of Directors recommends that the 16 director nominees be elected at the Annual Meeting of Shareholders on May 5, 2010 to serve as directors of the Corporation until the next annual meeting of shareholders or until their successors are elected or appointed.

All of the proposed nominees were elected as members of the Board of Directors at the Annual and Special Meeting of Shareholders held on May 5, 2009.

We do not expect that any of the director nominees will be unable to serve as a director. If, however, a director nominee tells us before the meeting that he or she will be unable to serve as a director, the management representatives designated in the enclosed form of proxy, unless directed to withhold from voting in the election of directors, reserve the right to vote for other director nominees at their discretion.

The following pages set out additional information about the 16 director nominees including all major positions and offices currently held in the Corporation or any of its significant associated companies by each director nominee, his or her principal occupation or employment, the year in which he or she was first elected a director of the Corporation or a predecessor company, and the approximate number of each class of securities of the Corporation that each director nominee has advised

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the Corporation are beneficially owned, directly or indirectly, or subject to control or direction by the director nominee as at March 10, 2010. Also included are the key areas of expertise of each director nominee, based on the categories described on page 20 of this Circular.

The following eight individuals are nominated for election as directors by the holders of the Corporation’s Class A Limited Voting Shares.

Marcel R. Coutu

Age: 56

Calgary, Alberta, Canada

Director since: 2006

(Independent) (a)

Areas of Expertise:

Chief executive
Financial acumen Governance
Growth initiatives
Industry sectors – energy, power, oil and gas, finance

Mr. Coutu is President and Chief Executive Officer of Canadian Oil Sands Limited and Chairman of Syncrude Canada Ltd., an integrated oil sands project. He is also a director of the Canada Life Assurance Company, Crown Life Insurance Company, London Life Insurance Company and the Great-West Lifeco Inc. Mr. Coutu is a member of the Pension and Compensation Committee of the Calgary Exhibition Stampede Board.
Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors Audit Committee Chairman	9 of 10 5 of 5	90% 100%	93%	Brookfield Asset Management Inc. The Canada Life Assurance Company Canadian Oil Sands Limited The Great-West Lifeco Inc.		2006 - Present 2007 - Present 2001 - Present 2007 - Present
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/ DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	31,062	9,735	40,797	997,921	—	—
2009	31,062	5,348	36,410	321,791
Change	—	+4,387	+4,387	+676,130
Options Held (e)
Total Unexercised (#) —				Total Value of Unexercised Options ($) —

Maureen Kempston

Darkes, O.C., O.Ont.

Age: 61

Weston, Florida, U.S.A.

Director since: 2008

(Independent) (a)

Areas of Expertise:

Chief executive Governance Government and public policy
Growth initiatives
International
Legal acumen
Industry sectors – automotive manufacturing, power, oil and gas, rail

Mrs. Kempston Darkes is a director of Canadian National Railway Company and Fort Reliance. She also serves on the University of Toronto President’s International Alumni Council and is an Advisory Board member of Women’s College Hospital Foundation. Mrs. Kempston Darkes is the retired Group Vice President and President, Latin America, Africa and Middle East, General Motors Corporation.
Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors Management Resources and Compensation Committee	9 of 10 2 of 2	90% 100%	92%	Brookfield Asset Management Inc. Canadian National Railway Company Falconbridge Limited Noranda Inc. The Thomson Corporation		2008 - Present 1995 - Present 2005 - 2005 1998 - 2005 1996 - 2008
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	—	11,531	11,531	282,060	112,538	April 30, 2013
2009	—	4,143	4,143	36,616
Change	—	+7,388	+7,388	+245,444
Options Held (e)
Total Unexercised (#) —				Total Value of Unexercised Options ($) —

8	Brookfield Asset Management | 2010 Management Information Circular

Lance Liebman Age: 68 New York, New York, U.S.A. Director since: 2005 (Independent) (a) Areas of Expertise: Governance Government and public policy Legal acumen Industry sector – real estate

Mr. Liebman is the Director of the American Law Institute and the William S. Beinecke Professor of Law at the Columbia Law School in New York, where he formerly served as Dean. Mr. Liebman is also a director of Tarragon Realty Corp. and Greater New York Insurance Companies.

	Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
	Board of Directors Governance and Nominating Committee Management Resources and Compensation Committee Chairman	9 of 10 3 of 3 2 of 2	90% 100% 100%	93%	Brookfield Asset Management Inc. Greater New York Insurance Companies Tarragon Realty Corp.		2005 - Present 1991 - Present 1998 - Present
	Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
	Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/ DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
	2010	—	11,209	11,209	274,185	120,413	April 29, 2010
	2009	—	7,020	7,020	62,043
	Change	—	+4,189	+4,189	+212,142
	Options Held (e)
	Total Unexercised (#) —				Total Value of Unexercised Options ($) —

G. Wallace F. McCain,

C.C., O.N.B.

Age: 79

Toronto, Ontario, Canada

Director since: 2003

(Independent) (a)

Areas of Expertise:

Chief executive Governance
Growth initiatives
International
Industry sector – consumer products

Mr. McCain is Chairman and a director of Maple Leaf Foods Inc., a food products company, Vice-Chairman and Director of McCain Foods Limited, and a director of Canada Bread Company, Limited. He is also a board member of St. Michael’s Hospital Foundation.

Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors Management Resources and Compensation Committee	9 of 10 2 of 2	90% 100%	92%	Brookfield Asset Management Inc. Canada Bread Company, Limited Maple Leaf Foods Inc.		2003 - Present 1995 - Present 1995 - Present
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	51,750	24,734	76,484	1,870,864	—	—
2009	198,750	20,552	219,302	1,938,190
Change	-147,000	+4,182	-142,818	-67,326
Options Held (e)
Total Unexercised (#) —				Total Value of Unexercised Options ($) —

Brookfield Asset Management | 2010 Management Information Circular	9

The Honourable Frank

J. McKenna, P.C., O.C.,

O.N.B.

Age: 62

Toronto, Ontario and

Cap-Pele,
New Brunswick,

Canada

Director since: 2006

(Independent) (a)

Areas of Expertise:

Governance

Government and public

policy

International

Legal acumen
Industry sectors – power,

energy, financial services,

real estate

Mr. McKenna is Deputy Chair, TD Bank Financial Group, a financial institution. He is also a director of Canadian Natural Resources Limited. Mr. McKenna is a former Ambassador of Canada to the U.S.A. and a former Premier of New Brunswick.
Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors Governance and Nominating Committee Chairman	8 of 10 2 of 3	80% 67%	77%	Brookfield Asset Management Inc. Canadian Natural Resources Limited		2006 - Present 2006 - Present
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/ DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	—	12,226	12,226	299,051	95,547	April 28, 2011
2009	—	7,183	7,183	63,483
Change	—	+5,043	+5,043	+235,568
Options Held (e)
Total Unexercised (#) —				Total Value of Unexercised Options ($) —

Dr. Jack M. Mintz Age: 58 Calgary, Alberta, Canada Director since: 2002 (Independent) (a) Areas of Expertise: Financial acumen Governance Government and public policy International

Dr. Mintz holds the Palmer Chair in Public Policy at the University of Calgary. He is a director of Imperial Oil Limited, Morneau Sobeco Income Fund and the International Institute of Public Finance. Dr. Mintz is a governor of the Royal Ontario Museum, and the past President and CEO of the C.D. Howe Institute.

	Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
	Board of Directors Audit Committee	8 of 10 5 of 5	80% 100%	87%	Brookfield Asset Management Inc. CHC Helicopter Corporation Imperial Oil Limited Morneau Sobeco Income Fund		2002 - Present 2004 - 2008 2005 - Present 2010 - Present
	Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
	Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
	2010	2,250	28,990	31,240	764,159	—	—
	2009	2,250	21,152	23,402	206,827
	Change	—	+7,838	+7,838	+557,332
	Options Held (e)
	Total Unexercised (#) 9,375				Total Value of Unexercised Options ($)(f) 151,480

10	Brookfield Asset Management | 2010 Management Information Circular

Patricia M. Newson, C.A.

Age: 53

Calgary, Alberta,

Canada

Director since: 2008 (Independent) (a)

Areas of Expertise:

Chief executive

Governance

Financial acumen

Industry sectors – energy,

power, utilities,

infrastructure

Ms. Newson is President and Chief Executive Officer of AltaGas Utility Group Inc., a holding company owning three natural gas distributors, and represents it on the boards of its gas distribution utilities in Alberta, Nova Scotia and the Northwest Territories. She is the former Senior Vice President, Finance and Chief Financial Officer of AltaGas Income Trust, a director of the Canadian Gas Association and a member of the Alberta Securities Commission’s Financial Advisory Committee.

Board/Committee Membership		Attendance	Total %	Public Board Membership During Last Five Years
Board of Directors Audit Committee	10 of 10 5 of 5	100% 100%	100%	AltaGas Utility Group Inc. Brookfield Asset Management Inc.		2005 - Present 2008 - Present
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	3,500	11,531	15,031	367,673	26,925	April 30, 2013
2009	3,500	4,143	7,643	67,549
Change	—	+7,388	+7,388	+300,124
Options Held (e)
Total Unexercised (#) —				Total Value of Unexercised Options ($) —

James A. Pattison, O.C.,

O.B.C.

Age: 81

Vancouver,

British Columbia,

Canada

Director since: 2006

(Independent) (a)

Areas of Expertise:

Chief executive

Financial acumen

Governance

Government

Growth initiatives

International

Industry sectors –

diversified consumer products, forest products, manufacturing, communications

Mr. Pattison is Chief Executive Officer and Managing Director of The Jim Pattison Group, a diversified consumer-oriented company. He is also a director of Canfor Corporation, Sun-Rype Products Ltd. and the Ronald Reagan Presidential Foundation.

Board/ Committee Membership		Attendance	Total %	Public Board Membership During Last Five Years
Board of Directors Management Resources and Compensation Committee	9 of 10 2 of 2	90% 100%	92%	BCE Inc. Brookfield Asset Management Inc. Canfor Corporation Canaccord Capital Corp. Sun-Rype Products Ltd.		2005 - 2009 2006 - Present 2003 - Present 2004 - 2006 2008 - Present
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	225,000	17,263	242,263	5,925,918	—	—
2009	225,000	9,727	234,727	2,074,516
Change	—	+7,536	+7,536	+3,851,402
Options Held (e)
Total Unexercised (#) —				Total Value of Unexercised Options ($) —

Brookfield Asset Management | 2010 Management Information Circular	11

The following eight individuals are nominated for election as directors by the holders of the Corporation’s Class B Limited Voting Shares.

The Honourable

J. Trevor Eyton, O.C.

Age: 75

Toronto, Ontario,

Canada

Director since: 1979 (Independent) (a)

Areas of Expertise:

Chief executive Governance

Government and public policy

International
Legal acumen
Industry sectors – power, energy, financial services, real estate, consumer products

Mr. Eyton is a Chairman and a director of Ivernia Inc., Nayarit Gold Inc. and Silver Bear Resources Inc. He is also Chairman of Canada’s Sports Hall of Fame and a Governor of the Canadian Olympic Foundation.

Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors Governance and Nominating Committee	9 of 10 3 of 3	90% 100%	92%	Brookfield Asset Management Inc. Ivernia Inc. Nayarit Gold Inc. Noranda Inc. Silver Bear Resources Inc.		1979 - Present 2000 - Present 2005 - Present 1981 - 2005 2004 - Present
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	33,750	5,964	39,714	971,423	—	—
2009	33,750	2,264	36,014	318,291
Change	—	+3,700	+3,700	+653,132
Options Held (e)
Total Unexercised (#) —				Total Value of Unexercised Options ($) —

James K. Gray, O.C.

Age: 76

Calgary, Alberta,

Canada

Director since: 1997 (Independent) (a)

Areas of Expertise:

Chief executive Governance

Government and public policy

Growth initiatives

International Industry

sectors – energy, power

Mr. Gray is a director of Atlanta Gold Inc., Brookfield Renewable Power Inc., Phoenix Technology Income Fund and Resin Systems Inc. He is also Honorary Chairman of the Canada West Foundation and a founder and former Chairman and Chief Executive Officer of Canadian Hunter Exploration Ltd.

Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors Management Resources and Compensation Committee	10 of 10 2 of 2	100% 100%	100%	Atlanta Gold Inc. Brookfield Asset Management Inc. Brookfield Renewable Power Inc. Canadian National Railway Company Phoenix Technology Income Fund Resin Systems Inc.		2000 - Present 1997 - Present 2009 - Present 1996 - 2009 2001 - Present 2007 - Present
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	45,562	32,697	78,259	1,914,275	—	—
2009	45,562	24,764	70,326	621,541
Change	—	+7,933	+7,933	+1,292,734
Options Held (e)
Total Unexercised (#) 33,750				Total Value of Unexercised Options ($) (f) 595,430

12	Brookfield Asset Management | 2010 Management Information Circular

Philip B. Lind, C.M.

Age: 66

Toronto, Ontario,

Canada

Director since: 1994 (Independent) (a)

Areas of Expertise:

Governance

Government and public policy

International

Legal acumen
Industry sectors – communications, power

Mr. Lind is one of the founders and currently Vice-Chairman and a director of Rogers Communications Inc., a diversified communications company. Mr. Lind is a director of Central Canadian Public TV Association and CPAC Network. He is also a board member of the Council for Business and the Arts, The Power Plant, the Art Gallery of Ontario and the Atlantic Salmon Federation.

Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors Governance and Nominating Committee	9 of 10 3 of 3	90% 100%	92%	Brookfield Asset Management Inc. Rogers Communications Inc.		1994 - Present 1979 - Present
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	11,813	45,596	57,409	1,404,262	—	—
2009	11,813	37,330	49,143	434,326
Change	—	+8,266	+8,266	+969,936
Options Held (e)
Total Unexercised (#) 33,750				Total Value of Unexercised Options ($) (f) 595,430

George S. Taylor

Age: 69

St. Marys, Ontario,

Canada

Director since: 1994 (Independent) (a)

Areas of Expertise:

Chief executive Governance

Financial acumen Industry sector – food, beverage and entertainment

Mr. Taylor is a former director and Audit Committee Chair of several public corporations and non-profit cultural and health care organizations. Mr. Taylor has served as a director and Audit Committee Chairman of the Ontario Arts Council and as a governor and Chairman of the Stratford Shakespeare Festival and the John P. Robarts Research Institute.

Board/Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors Audit Committee	9 of 10 5 of 5	90% 100%	93%	Brookfield Asset Management Inc. Spinrite Income Fund Teknion Corporation		1994 - Present 2004 - 2007 1998 - 2007
Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	Total Value of Shares and DSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
2010	165,798	42,472	208,270	5,094,429	—	—
2009	165,798	34,287	200,085	1,768,350
Change	—	+8,185	+8,185	+3,326,079
Options Held (e)
Total Unexercised (#) 33,750				Total Value of Unexercised Options ($) (f) 595,430

Brookfield Asset Management | 2010 Management Information Circular	13

Jack L. Cockwell

Age: 70

Toronto, Ontario, Canada

Director since: 1979

(Related) (b)

Areas of Expertise:

Chief executive
Growth initiatives
Financial acumen
Industry sectors –
property, power,
infrastructure

Mr. Cockwell is Group Chairman of the Corporation and represents it as a director on the boards of Brookfield Properties Corporation, Brookfield Renewable Power Inc. and Norbord Inc. He is also a director of Astral Media Inc. and Waterfront Toronto Corporation, and a governor of the Royal Ontario Museum and Ryerson University.
Board/Committee Membership		Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors		10 of 10	100%	100%	Astral Media Inc. Brookfield Asset Management Inc. Brookfield Properties Corporation Brookfield Renewable Power Inc. Falconbridge Limited Fraser Papers Inc. Noranda Inc. Norbord Inc.		1997 - Present 1979 - Present 1999 - Present 2009 - Present 1995 - 2005 2004 - 2009 1981 - 2005 1987 - Present
Number of Shares, Deferred Share Units (DSUs) and Restricted Share Appreciation Units (RSUs) Beneficially Owned, Controlled or Directed
Year	Class A Limited Voting Shares (#)		DSUs and	Total Number of Shares, DSUs and	Total Value of Shares, DSUs and	Value of Shares/ DSUs Needed to Meet	Date at which Ownership Guideline
	Direct/ Indirect	Pro Rata Interest (d)	RSUs (#)	RSUs (#)	RSUs ($) (c)	Guidelines ($) (c)	is to be Met
2010	11,779,291	4,867,157	1,054,238	17,700,686	432,970,905	—	—
2009	11,779,291	4,720,004	1,045,356	17,544,651	155,059,551
Change	—	+147,153	+8,882	+156,035	+277,911,354
Options Held (e)
Total Unexercised (#) 940,401					Total Value of Unexercised Options ($)(f) 11,249,005

J. Bruce Flatt Age: 44 Toronto, Ontario, Canada Director since: 2001 (Related) (b) Areas of Expertise: Chief executive Growth initiatives Financial acumen Industry sectors – property, power, infrastructure	Mr. Flatt is Managing Partner and Chief Executive Officer of the Corporation and represents the Corporation as a director on the boards of Brookfield Homes Corporation and Brookfield Properties Corporation. Mr. Flatt does not sit on any external corporate boards.
	Board/Committee Membership		Attendance		100%	Public Board Membership During Last Five Years
	Board of Directors		10 of 10	100%	100%	Brookfield Asset Management Inc. Brookfield Homes Corporation Brookfield Properties Corporation Fraser Papers Inc. Noranda Inc. Norbord Inc.		2001 - Present 2002 - Present 1996 - Present 2002 - 2006 2001 - 2005 2002 - 2006
	Number of Shares, Deferred Share Units (DSUs) and Restricted Share Appreciation Units (RSUs) Beneficially Owned, Controlled or Directed
	Year	Class A Limited Voting Shares (#)		DSUs and RSUs (#)	Total Number of Shares, DSUs and RSUs (#)	Total Value of Shares, DSUs and RSUs ($) (c)	Value of Shares/ DSUs Needed to Meet Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
		Direct/ Indirect	Pro Rata Interest(d)
	2010	3,348,190	9,213,658	1,449,570	14,011,418	342,728,866	—	—
	2009	3,248,189	9,079,923	1,424,020	13,752,132	121,541,285
	Change	+100,001	+133,735	+25,550	+259,286	+221,187,581
	Options Held (e)
	Total Unexercised (#) 2,319,978					Total Value of Unexercised Options ($)(f) 20,505,022

14	Brookfield Asset Management | 2010 Management Information Circular

Robert J. Harding, F.C.A.

Age: 52

Toronto, Ontario,

Canada

Director since: 1992 (Related) (b)

Areas of Expertise:

Governance

Financial acumen Government and public

policy

Industry sectors –

power, infrastructure,

resources, financial services

Mr. Harding is Non-Executive Chairman of the Corporation and represents it as a director and Chairman of Norbord Inc. He is also a director of Manulife Financial Corporation, Chair of the Board of Governors of the University of Waterloo, a trustee of the Hospital for Sick Children, the Art Gallery of Ontario and the United Way of Greater Toronto.
Board/ Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
Board of Directors	10 of 10	100%	100%	Brookfield Asset Management Inc. Falconbridge Limited Fraser Papers Inc. Manulife Financial Corporation Noranda Inc. Norbord Inc. Western Forest Products Inc			1992 - Present 2000 - 2005 2004 - 2009 2008 - Present 1995 - 2005 1998 - Present 2006 - 2009
Number of Shares, Deferred Share Units (DSUs) and Restricted Share Appreciation Units (RSUs) Beneficially Owned, Controlled or Directed
	Class A Limited Voting Shares (#)		DSUs and	Total Number of Shares, DSUs	Total Value of Shares, DSUs	Value of Shares/ DSUs Needed to Meet Ownership	Date at which Ownership
Year	Direct/ Indirect	Pro Rata Interest (d)	RSUs (#)	and RSUs (#)	and RSUs ($) (c)	Guidelines ($) (c)	Guideline is to be Met
2010	720,800	508,670	479,159	1,708,629	41,794,241	—	—
2009	720,800	493,290	470,191	1,684,281	14,885,670
Change	—	+15,380	+8,968	+24,348	+26,908,571
Options Held (e)
Total Unexercised (#) 189,853				Total Value of Unexercised Options ($)(f) 2,332,366

David W. Kerr Age: 66 Toronto, Ontario, Canada Director since: 1987 (Related) (b) Areas of Expertise: Chief executive Financial acumen International Industry sector – resources, financial services	Mr. Kerr is Managing Partner, Edper Financial Group, an investment holding company. He is a director of Canwest Global Communications Corp., Halmont Properties Corporation, Research In Motion Limited, Sun Life Financial Inc. and Sustainable Development Technology Canada. Mr. Kerr is also a director of the Toronto Rehabilitation Hospital Foundation and the Canadian Special Olympics Foundation and an Advisory Board member of York University’s Schulich School of Business.
	Board/ Committee Membership	Attendance		Total %	Public Board Membership During Last Five Years
	Board of Directors	9 of 10	90%	90%

Brookfield Asset Management Inc.

Canwest Global Communications Corp.

Falconbridge Limited

Halmont Properties Corporation

Noranda Inc.

Research In Motion Limited

Shell Canada Limited

Sun Life Financial Inc.

								1987 - Present 2007 - Present 1989 - 2005 2009 - Present 1987 - 2005 2007 - Present 2003 - 2006 2004 - Present
	Number of Shares, Deferred Share Units (DSUs) and Restricted Share Appreciation Units (RSUs) Beneficially Owned, Controlled or Directed
		Class A Limited Voting Shares (#)
	Year	Direct/ Indirect	Pro Rata Interest (d)	DSUs and RSUs (#)	Total Number of Shares DSUs and RSUs (#)	Total Value of Shares, DSUs and RSUs ($) (c)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($) (c)	Date at which Ownership Guideline is to be Met
	2010	2,080,602	2,920,294	5,142	5,006,038	122,451,113	—	—
	2009	2,080,602	2,832,002	1,464	4,914,068	43,430,512
	Change	—	+88,292	+3,678	+91,970	+79,020,601
	Options Held (e)
	Total Unexercised (#) —				Total Value of Unexercised Options ($) —

Brookfield Asset Management | 2010 Management Information Circular	15

Note:

(a)

“Independent” refers to the Board’s determination of whether a director nominee is “independent” under Section 1.2 of the Canadian Securities Administrator’s National Instrument 58-101 - Disclosure of Corporate Governance Practices.

(b)

“Related” refers to director nominees who have current or recent interests in or are related to the Corporation or its principal shareholder, Partners Limited. Mr. Flatt is the Chief Executive Officer of the Corporation. Messrs. Cockwell, Flatt, Harding and Kerr are shareholders of Partners Limited.

(c)

Based on the closing price of a Class A Limited Voting Share on the TSX on March 9, 2009 of $11.50 (C$14.96 based on the Bloomberg mid-market exchange rate on that date of US$1.00 = C$1.3012) and March 10, 2010 of $24.46 (C$25.07 based on the Bloomberg mid-market exchange rate on that date of US$1.00 = C$1.02491).

(d)

The figures in this column include the pro rata interests in Class A Limited Voting Shares held by Partners Limited and BAM Investments Corp., but not pro rata interests in Class B Limited Voting Shares held by these directors. (See “Principal Holders of Voting Shares” on page 5 of this Circular.)

(e)

In November 2003, the Board approved an amendment to the Corporation’s 1997 Management Share Option Plan to exclude non-management directors from participation in this plan, except for options granted to such directors prior to that date. Accordingly, non-management directors are not eligible to receive further options to acquire Class A Limited Voting Shares. At present, four of the proposed non-management director nominees for election at the meeting hold options granted prior to November 2003, namely Messrs. Mintz, Lind, Gray and Taylor. See pages 31 to 32 of this Circular for information on the directors’ option awards as at December 31, 2009.

(f)	Based on the closing price of a Class A Limited Voting Share on the TSX on March 10, 2010 of $24.46 (C$25.07 based on the Bloomberg mid-market exchange rate on that date of US$1.00 = C$1,02491).
(g)

Mr. Eyton was a director of Richtree Inc. until October 2004, subsequent to which the company gave notice of its intention to make a proposal in bankruptcy in February 2005. Mrs. Kempston Darkes was Group Vice President and President, Latin America, Africa and Middle East, General Motors Corporation when the company filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in June 2009. Mr. Kerr was a director of Canwest Global Communications Corp. (“Canwest”) when Canwest and certain of its subsidiaries voluntarily applied for and obtained an order for creditor protection under the Companies’ Creditors Arrangement Act (Canada) in October 2009. Mr. Liebman was a director of Tarragon Realty Corp. when the company filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in January 2009. Mr. Taylor was a director of Noble China Inc. when a formal restructuring proposal was made by the company pursuant to the Companies’ Creditors Arrangement Act (Canada) in September 2003.

(h)	The average age of the nominated directors is 65.
(i)

Mr. Cockwell beneficially owns or exercises control over 418,946 limited partnership units of Brookfield Infrastructure Partners L.P., 332,910 common shares of Brookfield Properties Corporation, 5,385 common shares of Fraser Papers Inc. and 16,984 common shares of Norbord Inc. Mr. Coutu beneficially owns or exercises control over 1,172 limited partnership units of Brookfield Infrastructure Partners L.P. Mr. Eyton beneficially owns or exercises control over 1,350 limited partnership units of Brookfield Infrastructure Partners L.P. Mr. Flatt beneficially owns or exercises control over 129,927 limited partnership units of Brookfield Infrastructure Partners L.P., 261,610 common shares of Brookfield Properties Corporation, 1,000 common shares of Fraser Papers Inc. and 500 common shares of Norbord Inc. Mr. Gray beneficially owns or exercises control over 1,822 limited partnership units of Brookfield Infrastructure Partners L.P. Mr. Harding beneficially owns or exercises control over 28,832 limited partnership units of Brookfield Infrastructure Partners L.P., 400 common shares of Fraser Papers Inc. and 300 common shares of Norbord Inc. Mr. Kerr beneficially owns or exercises control over 163,224 limited partnership units of Brookfield Infrastructure Partners L.P., 10,542 common shares of Fraser Papers Inc. and 300 common shares of Norbord Inc. Mr. Liebman beneficially owns or exercises control over 450 common shares and 15,331 deferred share units of Brookfield Properties Corporation. Mr. Lind beneficially owns or exercises control over 135 limited partnership units of Brookfield Infrastructure Partners L.P. and 5,850 common shares of Brookfield Properties Corporation. Mr. McCain beneficially owns or exercises control over 24,150 limited partnership units of Brookfield Infrastructure Partners L.P. Dr. Mintz beneficially owns or exercises control over 90 limited partnership units of Brookfield Infrastructure Partners L.P. Mr. Pattison beneficially owns or exercises control over 9,000 limited partnership units of Brookfield Infrastructure Partners L.P.

Director Attendance

During 2009, the Board of Directors and its Committees held 19 meetings in total, which were comprised of five regularly scheduled meetings of the Board, including one meeting to review the Corporation’s annual business plan and long-term strategic plan; five special meetings of the Board which were called on relatively short notice to deal with specific items of business; five meetings of the Audit Committee; three meetings of the Governance and Nominating Committee; and two meetings of the Management Resources and Compensation Committee. Director attendance at these meetings is shown in the tables on pages 8 to 15 of this Circular. Private sessions of the independent directors without management present were held after all regularly scheduled Board meetings. Private sessions of the Board’s Committees without management present were also held after most Committee meetings.

3.	APPOINTMENT OF EXTERNAL AUDITOR

On recommendation of the Audit Committee, the Board proposes the reappointment of Deloitte & Touche LLP as the external auditor of the Corporation. Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively “Deloitte & Touche”), is the principal external auditor of the Corporation and its reporting issuer subsidiaries. Deloitte & Touche and its predecessors have served as the external auditor of the Corporation since 1981, and also serve as the external auditor of the majority of the Corporation’s consolidated subsidiaries. The appointment of the external auditor must be approved by a majority of the votes cast by holders of Class A Limited Voting Shares and by a majority of the votes cast by holders of Class B Limited Voting Shares who vote in respect of the resolution.

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On any ballot that may be called for in the appointment of the external auditor, the management representatives designated in the enclosed form of proxy intend to vote such shares in favour of reappointing Deloitte & Touche LLP, Chartered Accountants, as the external auditor, and authorizing the directors to set the remuneration to be paid to the external auditor, unless the shareholder has specified in the enclosed form of proxy that the shares represented by such proxy are to be withheld from voting in relation to the appointment of the external auditor.

Principal Accounting Firm Fees

Aggregate fees billed to the Corporation and its subsidiaries for the fiscal year ended December 31, 2009 by Deloitte & Touche amounted to approximately $30.9 million, of which $29.8 million represented audit and audit-related fees. From time to time, Deloitte & Touche also provides consultative and other non-audit services to the Corporation and its subsidiaries and affiliates. In November 2002, the Audit Committee adopted a policy regarding the provision of non-audit services by the external auditor. This policy, which is periodically reviewed and updated, requires Audit Committee pre-approval of permitted audit, audit-related and non-audit services. It also specifies a number of services the provision of which is not permitted by the external auditor, including the use of the external auditor for the preparation of financial information, system design and implementation assignments.

The following table sets forth further information on the fees billed by Deloitte & Touche to the Corporation and its consolidated subsidiaries for the fiscal years ended December 31, 2009 and December 31, 2008, expressed in U.S. dollars.

	2009			2008
$ millions	Brookfield	Subsidiaries of Brookfield	Total	Brookfield	Subsidiaries of Brookfield	Total
Audit	3.5	19.4	22.9	4.0	15.3	19.3
Audit-related	0.8	6.1	6.9	0.1	8.4	8.5
Tax	—	0.5	0.5	0.1	0.7	0.8
All others	0.1	0.5	0.6	0.2	0.3	0.5
Total fees	4.4	26.5	30.9	4.4	24.7	29.1

Audit fees include fees for services that would normally be provided by the external auditor in connection with statutory and regulatory filings or engagements, including fees for services necessary to perform an audit or review in accordance with generally accepted auditing standards. This category also includes services that generally only the external auditor reasonably can provide, including comfort letters, statutory audits of public companies, investment funds and financial statements in connection with property-specific and subsidiary financings, attest services, consents and assistance with and review of certain documents filed with securities regulatory authorities.

Audit-related fees are for assurance and related services, such as due diligence services, that traditionally are performed by the external auditor. More specifically, these services include, among others: assistance in preparing for Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), employee benefit plan audits, due diligence related to securities filings and mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services that are not required by statute or regulation such as reports to tenants regarding occupancy costs, and consultation concerning financial accounting and reporting standards.

Tax fees are principally for assistance in tax return preparation and tax advisory services. All other fees include fees for translation, litigation and advisory support services.

The Audit Committee has received representations from Deloitte & Touche regarding its independence and has considered the relations described above in arriving at its determination that Deloitte & Touche is independent of the Corporation.

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PART THREE – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Corporate governance relates to the activities of the Board of Directors who are elected by and are accountable to the shareholders, and takes into account the role of the Corporation’s Executive Officers who are appointed by the Board and who are charged with the ongoing management of the Corporation. (See “Compensation Discussion and Analysis” on page 33 of this Circular for the meaning of “Executive Officer”.) The Board encourages sound corporate governance practices designed to promote the long-term well-being and ongoing development of the Corporation, having always as its ultimate objective the best interests of the Corporation.

The Board is of the view that the Corporation’s corporate governance policies and practices, outlined below, are comprehensive and consistent with the guidelines for corporate governance adopted by Canadian securities administrators. The Board is also of the view that these policies and practices are consistent with the requirements of the New York Stock Exchange and the applicable provisions under the U.S. Sarbanes-Oxley Act.

BOARD OF DIRECTORS

Mandate of the Board

Brookfield’s Board of Directors oversees the management of the Corporation’s affairs directly and through its three standing committees (“Committees”). In doing so, the Board acts at all times with a view to the best interests of the Corporation. The responsibilities of the Board and each Committee are set out in written charters, which are reviewed and approved annually. The Board’s Charter is set out in full in Appendix A commencing on page 53 of this Circular. These charters are also posted on the Corporation’s website, www.brookfield.com under Corporate Info/Corporate Governance.

In fulfilling its mandate, the Board is, among other things, responsible for the following:

•	overseeing the Corporation’s overall long-term strategic planning process and reviewing and approving its annual business plan;

•	assessing the principal risks of the Corporation’s business and reviewing, approving and monitoring the systems in place to manage these risks;

•	reviewing major strategic initiatives to determine whether the Corporation’s proposed actions accord with long-term business strategies and shareholder objectives;

•	appointing the Chief Executive Officer, overseeing the selection of other members of senior management and reviewing succession planning;

•	assessing management’s performance against approved business plans;

•	reviewing and approving the reports issued to shareholders, including annual and interim financial statements;

•	promoting the effective operation of the Board; and

•

safeguarding shareholders’ equity interests through the optimum utilization of the Corporation’s capital resources, including issuance of debt and equity securities and setting an appropriate dividend policy.

Meetings of the Board

The Board meets at least once in each quarter, with additional meetings held to consider specific items of business or as deemed necessary. The Board also meets annually to review the Corporation’s annual business plan which includes the Corporation’s long-term strategy. In 2009, there were five regularly scheduled meetings, including one meeting to review the Corporation’s annual business plan and long-term strategy, and five special meetings to review specific strategic initiatives. The Board also held one information and discussion session on executive compensation in 2009. Five regular meetings including one annual business plan and strategy meeting are scheduled for 2010. Meeting frequency and agenda items may change depending on the opportunities or risks faced by the Corporation. The agenda for regularly scheduled Board meetings is set by the Chairman, with input from the Chief Executive Officer and Chief Financial Officer, and is reviewed with the Lead Director prior to circulation to the full Board.

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Director Meetings Without Management

Private sessions of the independent directors without management present are held after all regularly scheduled Board meetings and after all special Board meetings if deemed necessary by the Lead Director, and are chaired by the Corporation’s Lead Director, who reports back to the Chairman and Chief Executive Officer on any matters requiring action by management. Private sessions of the Committees without management present are also held after most Committee meetings, chaired by the Committee Chairman, who reports back to the appropriate executive on any matters requiring action by management.

Size and Composition of the Board

The Board of Directors has 16 directors. The Corporation considers this to be an appropriate number at this time, given the diversity of its operations and the need for a variety of experience and backgrounds to provide for an effective and efficient Board.

The Corporation has two classes of equity shares outstanding:

•	Class A Limited Voting Shares; and

•	Class B Limited Voting Shares.

The holders of the Class A Limited Voting Shares are entitled to elect one-half of the Board and the holders of the Class B Limited Voting Shares are entitled to elect the other one-half of the Board. The Corporation has cumulative voting procedures which entitle shareholders to cumulate their votes in the election of directors. See “Cumulative Voting for Directors” on page 7 of this Circular for further information on cumulative voting.

Independent Directors

The Board has a policy that at least a majority of its directors should be independent directors in order to ensure that the Board’s interests are closely aligned with its shareholders. The following table describes the independence status of the directors proposed as nominees for election at the 2010 Annual Meeting of Shareholders.

	Independence Status of the Nominated Directors			Reason for Related Status

	Independent	Related	Management
Jack L. Cockwell		✓		Mr. Cockwell is a shareholder of Partners Limited
Marcel R. Coutu	✓
J. Trevor Eyton	✓
J. Bruce Flatt		✓	✓	Mr. Flatt is a shareholder of Partners Limited and Senior Managing Partner and CEO of the Corporation
James K. Gray	✓
Robert J. Harding		✓		Mr. Harding is a shareholder of Partners Limited
Maureen Kempston Darkes	✓
David W. Kerr		✓		Mr. Kerr is a shareholder of Partners Limited
Lance Liebman	✓
Philip B. Lind	✓
G. Wallace F. McCain	✓
Frank J. McKenna	✓
Jack M. Mintz	✓
Patricia M. Newson	✓
James A. Pattison	✓
George S. Taylor	✓

The Corporation surveys its directors annually to obtain information necessary to make a determination regarding their independence. Following a review of this information, the Governance and Nominating Committee recommends to the Board a specific determination regarding the directors considered to be independent. On this basis, the Board considers that 12 of the 16 proposed director nominees for election at the 2010 Annual Meeting of Shareholders, comprising 75% of the Board, are independent based on the above criteria. These independent nominees include 12 incumbent directors, Marcel Coutu, Trevor Eyton, James Gray, Maureen Kempston Darkes, Lance Liebman, Philip Lind, Wallace McCain, Frank McKenna, Jack Mintz, Patricia Newson, James Pattison and George Taylor. The Board considers that all of these 12 independent nominees are also free of any interest in or current or recent relationship with the Corporation’s principal shareholder, Partners Limited, and its shareholders.

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The other four directors proposed for nomination, Jack Cockwell, Bruce Flatt, Robert Harding and David Kerr, comprising 25% of the Board, are considered to be related directors since they have current or recent interests in or are related to the Corporation or its principal shareholder, Partners Limited. Mr. Flatt is the Chief Executive Officer of the Corporation. Messrs. Cockwell, Flatt, Harding and Kerr are shareholders of Partners Limited.

Information on each of the 16 proposed nominees for election at the 2010 Annual Shareholders Meeting is set out on pages 8 to 15 of this Circular.

Areas of Director Expertise

The Corporation endeavours to ensure that the Board of Directors is comprised of directors with the areas of expertise required to ensure effective governance of the Corporation and provide strategic advice to management. Each year, the Corporation surveys the incumbent directors and any additional directors proposed for nomination to identify their areas of expertise, using the following categories:

•	currently or recently a chief executive officer of a public corporation;

•	experience in growth initiatives;

•	knowledge of government and public policy;

•	expertise in board governance;

•	financial acumen, including senior executive experience in financial accounting and reporting;

•	legal acumen;

•	international experience particularly in the Corporation’s locations of business; and

•	experience in one or more industry sectors.

The results of this survey are reviewed by the Governance and Nominating Committee as a basis for identifying additional areas of expertise to be addressed in recruiting new directors. The key areas of expertise of the 16 proposed nominees for election to the Board at the 2010 Annual Meeting of Shareholders are set out on pages 8 to 15 of this Circular.

Interlocking Directorships

There are no interlocking directorships among the Corporation’s independent directors.

Three of the Board’s related directors represent the Corporation’s interests on the boards of certain of its operating affiliates. In this capacity, Messrs. Cockwell and Flatt represent the Corporation on the board of Brookfield Properties Corporation and Messrs. Cockwell and Harding represent it on the board of Norbord Inc. Mr. Cockwell also represents the Corporation on the board of Brookfield Renewable Power Inc., and serves together on this board with Mr. Gray, who is an independent director.

The Corporation considers that the participation of these related directors on the boards of its affiliates is an essential part of the Corporation’s role in providing oversight to its investments and does not represent any conflict with their role as directors of the Corporation. Messrs. Cockwell, Flatt and Harding receive no compensation for their roles as board and committee members of these companies. An aggregate payment was made by Norbord Inc. to the Corporation for services provided by Messrs. Cockwell and Harding.

Through its representatives on the boards of its operating affiliates, the Corporation endeavours to play an active role in setting long-term strategic plans, reviewing management succession plans and assessing performance against approved business plans of these affiliates. Through these representatives, the Corporation also endeavours to safeguard the interests of its shareholders by participating in the decisions of its affiliates regarding the issuance of treasury shares, the payment of dividends and the optimum use of capital resources.

Director Orientation and Education

New directors are provided with a comprehensive orientation package on their election or appointment to the Board. Time is set aside at all regularly scheduled Board meetings for presentations on different areas of the Corporation’s business, led by executives responsible for or familiar with these operations. Site visits are held annually to provide an opportunity for directors to learn about the Corporation’s major operations. Directors are encouraged to suggest topics for discussion or special presentations at regularly scheduled Board meetings and the annual business plan and strategy session. Director dinners are held prior to or immediately following most regularly scheduled Board meetings with senior management present, providing an opportunity for informal discussion and management presentations on selected topics of interest.

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Board Renewal

The Corporation does not have a mandatory age for the retirement of directors. Instead, the Governance and Nominating Committee reviews the composition of the Board on a regular basis in relation to approved director criteria and skill requirements and recommends changes as appropriate to renew the Board. Eight new directors have joined the Board over the past eight years.

Director Expectations

The Board has adopted a Charter of Expectations for Directors, which sets out the Corporation’s expectations in regard to personal and professional competencies, share ownership, meeting attendance, conflicts of interest, changes of circumstance and resignation events. Directors are expected to identify in advance any potential conflict of interest regarding a matter coming before the Board or its Committees, bring these to the attention of the Board or Committee Chairman and refrain from voting on such matters. Directors are also expected to submit their resignations to the Chairman of the Board or Lead Director if they become unable to attend at least 75% of the Board’s regularly scheduled meetings or if they become involved in a legal dispute, regulatory or similar proceedings, take on new responsibilities or experience other changes in personal or professional circumstances that could adversely impact the Corporation or their ability to serve as director. This Charter is reviewed annually and a copy is posted on the Corporation’s website, www.brookfield.com under Corporate Info/Corporate Governance. Further information on director share ownership requirements is set out under “Director Share / DSU Ownership Requirements” commencing on page 33 of this Circular.

COMMITTEES OF THE BOARD

The Board of Directors believes that its Committees assist in the effective functioning of the Board and help ensure that the views of independent directors are effectively represented.

The Board has three Committees:

•	the Audit Committee;

•	the Governance and Nominating Committee; and

•	the Management Resources and Compensation Committee (the “Compensation Committee”).

The responsibilities of these three Committees are set out in written charters, which are reviewed and approved annually by the Board of Directors. The Charters of these Committees and the Position Descriptions of the Committee Chairmen can be found on the Corporation’s website, www.brookfield.com under Corporate Info/Corporate Governance. It is the Board’s policy that all members of these three Committees must be independent directors, as described above. Special committees may be formed from time to time as required to review particular matters or transactions. While the Board retains overall responsibility for corporate governance matters, the Audit Committee, the Governance and Nominating Committee and the Compensation Committee each have specific responsibilities for certain aspects of corporate governance, in addition to their other responsibilities as described below.

Audit Committee

The Audit Committee is responsible for monitoring the Corporation’s systems and procedures for financial reporting, risk management and internal controls and the performance of the Corporation’s external and internal auditors. It is responsible for reviewing certain public disclosure documents prior to their approval by the full Board and release to the public including, among others, the Corporation’s quarterly and annual financial statements and management’s discussion and analysis. The Audit Committee is also responsible for recommending to the Board the firm of chartered accountants to be nominated for appointment as the external auditor, and for approving the assignment of any non-audit work to be performed by the external auditor. The Audit Committee meets regularly in private session with the Corporation’s external and internal auditors, without management present, to discuss and review specific issues as appropriate. The Audit Committee met five times in 2009 and once to date in 2010.

In addition to being independent directors as described above, all members of the Audit Committee must meet an additional “independence” test under the Sarbanes-Oxley Act, in that their directors fees must be the only compensation they, or their firms, receive from the Corporation. Also, in February 2007, the Audit Committee adopted a requirement that all its members disclose any form of association with a present or former internal or external auditor of the Corporation, in addition to the current requirement to disclose a professional or employment relationship to the Governance and Nominating Committee for a determination as to whether this association affects the independent status of the director.

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At March 10, 2010, the Audit Committee was comprised of the following four directors, Marcel Coutu (Chairman), Jack Mintz, Patricia Newson and George Taylor, all of whom meet the additional criteria for independence described above. The Board considers that all four members of the Audit Committee are financially literate, and has designated Messrs. Coutu and Taylor and Ms. Newson as the Audit Committee’s designated financial experts. Messrs. Coutu, Mintz and Taylor and Ms. Newson served on the Audit Committee throughout 2009.

For more information about the Audit Committee as required by Part 5 of National Instrument 52-110, see our 2009 Annual Information Form which is available on SEDAR at www.sedar.com.

Governance and Nominating Committee

It is the responsibility of the Governance and Nominating Committee, in consultation with the Chairman and Lead Director, to assess on an annual basis the size and composition of the Board and its Committees; to review the effectiveness of the Board’s operations and its relations with management; to assess the performance of the Board, its Committees and individual directors; to review the Corporation’s statement of corporate governance practices; and to review and recommend the directors’ compensation. The Governance and Nominating Committee met three times in 2009 and once to date in 2010.

The Governance and Nominating Committee reviews the performance of the Board, its Committees and the contribution of individual directors on an annual basis. The Board has in place a formal procedure for evaluating the performance of the Board, its Committees and individual directors, consisting of questionnaires, private interviews by the Chairman and/or Lead Director with each director, and a report from the Corporation’s Chairman to the Governance and Nominating Committee.

The Governance and Nominating Committee is responsible for reviewing the credentials of proposed nominees for election or appointment to the Board and for recommending candidates for Board membership, including the candidates proposed to be nominated for the election to the Board at the annual meeting of shareholders. To do this, the Governance and Nominating Committee maintains an “evergreen” list of candidates to ensure outstanding candidates with the needed skills can be quickly identified to fill planned or unplanned vacancies. Candidates are assessed in relation to the criteria established by the Board to ensure it has the appropriate mix of talent, quality, skills and other requirements necessary to promote sound governance and Board effectiveness.

The Governance and Nominating Committee reviews, at least once a year, the composition of the Board’s Committees to ensure that Committee membership complies with the relevant governance guidelines, that the work load for its independent directors is balanced, and that Committee positions are rotated on a regular basis. In doing so, the Committee consults with the Chairman of the Board and makes recommendations to the Board, which appoints Committee members. The Corporation’s Chief Executive Officer does not participate in this process.

At March 10, 2010, the Governance and Nominating Committee was comprised of the following four directors, Frank McKenna (Chairman), Trevor Eyton, Lance Liebman and Philip Lind, all of whom are independent directors. Mr. McKenna also serves as the Board’s Lead Director.

Management Resources and Compensation Committee

The Compensation Committee is responsible for reviewing and reporting to the Board on management resource planning including succession planning and proposed senior management appointments, the job descriptions and annual objectives of its senior executives, the form of executive compensation in general, and the levels of compensation of the Chief Executive Officer and other senior executives. The Committee also reviews the performance of senior management against written objectives and reports thereon to the Board. The Compensation Committee met twice in 2009 and once to date in 2010.

The Board has extended the more stringent test of independence regarding compensation described above for members of its Audit Committee to its Compensation Committee, although it is not required to do so. In February 2007, the Board further restricted the criteria for membership on the Compensation Committee by requiring that not more than one third of its members be acting chief executive officers of any publicly-traded corporation, partnership, trust or other entity.

At March 10, 2010, the Compensation Committee was comprised of the following five directors, Lance Liebman (Chairman), James Gray, Maureen Kempston Darkes, Wallace McCain and James Pattison, all of whom are independent directors in the more restricted sense described above. Only one of the Compensation Committee’s five directors, Mr. James Pattison, is currently a chief executive officer. Messrs. Gray, Liebman, McCain and Pattison and Mrs. Kempston Darkes served on the Compensation Committee throughout 2009.

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To enhance disclosure of the responsibilities and activities of the Board’s Committees, each Committee has provided a report, highlighting its achievements during 2009. These reports begin on page 26 of this Circular.

BOARD, COMMITTEE AND D IRECTOR EVALUATION

The Board believes that a regular and formal process of evaluation improves the performance of the Board as a whole, its Committees and individual directors. Each year, a survey is sent to directors regarding the effectiveness of the Board and its Committees, inviting comments and suggestions on areas for improvement. The results of this survey are reviewed by the Governance and Nominating Committee, which makes recommendations to the Board as required. Each director also receives a list of questions for completing a self-assessment. The Chairman and/or Lead Director hold private interviews with each director annually to discuss the operations of the Board and its Committees and to provide any feedback on the individual director’s contributions. The Chairman and Lead Director report on these interviews to the Governance and Nominating Committee as a basis for recommending the directors to be nominated for election at the next annual meeting of shareholders.

BOARD AND MANAGEMENT RESPONSIBILITIES

Board Positions

The positions of Chairman of the Board and Chief Executive Officer are separate, and are held by Robert Harding and Bruce Flatt, respectively. As the Chairman of the Board is a related director, the Board has also appointed an independent Lead Director, Frank McKenna, who is also the Chairman of the Governance and Nominating Committee. The Board has adopted written position descriptions for the Chairman, Group Chairman, Lead Director and Chief Executive Officer, which are summarized below, as well as position descriptions for the Chairmen of the Committees. These position descriptions are reviewed annually by the Board and posted on the Corporation’s website, www.brookfield.com under Corporate Info/Corporate Governance.

The Chairman of the Board manages the business of the Board and ensures that the functions identified in its Charter are being carried out effectively by the Board and its Committees. In addition, the Chairman of the Board is responsible for the following functions: preparing the agenda for each Board meeting in consultation with the Lead Director, Chief Executive Officer and Chief Financial Officer; ensuring directors receive the information required to perform their duties; ensuring an appropriate Committee structure and making initial recommendations for Committee appointments; in consultation with the Lead Director, ensuring that an appropriate system is in place to evaluate the performance of the Board as a whole, its Committees and its individual directors; and, working with the Chief Executive Officer and senior management of the Corporation to monitor progress on strategic planning, policy implementation and succession planning.

The Group Chairman provides advice to the Corporation’s Chief Executive Officer on industry trends, co-ordinates relationships with the advisory and corporate boards of the Corporation’s subsidiary companies, and chairs a number of the human resources committees of these subsidiary boards.

The Lead Director presides over all private sessions of the independent directors of the Board and is responsible for ensuring that matters raised during these meetings are reviewed with management and acted upon in a timely fashion. The Lead Director consults with the Chairman on the agenda for each Board meeting and, in consultation with the Chairman, ensures that an appropriate system is in place to evaluate the performance of the Board as a whole, its Committees and its individual directors. The Lead Director also acts as a liaison among the independent directors, the Chairman of the Board and the other directors.

The Chief Executive Officer provides leadership to the Corporation and, subject to approved policies and direction by the Board, manages the business and affairs of the Corporation and oversees the execution of its strategic plan. In addition, the Chief Executive Officer is responsible for the following functions: presenting to the Board for approval an annual strategic plan for the Corporation; presenting to the Board for approval the capital and operating plans to implement approved strategies on an ongoing basis; acting as the primary spokesman for the Corporation; presenting to the Board for approval an annual assessment of senior management and succession plans; recommending the appointment or termination of any senior executive of the Corporation other than the Chairman and Group Chairman; and, together with the Chief Financial Officer, ensuring that controls and procedures are in place to ensure the accuracy and integrity of the Corporation’s financial reporting and public disclosures.

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Management’s Relationship to the Board

The responsibility of management includes safeguarding the Corporation’s assets and long-term value creation. In the event that management’s performance is found to be inadequate, the Board has the responsibility to bring about change to enable the Corporation to perform satisfactorily. Brookfield’s governance principles are intended to encourage autonomy and effective decision making on the part of management, while ensuring scrutiny by the Board and its Committees.

The Corporation’s senior management reports to and is accountable to the Board. The Chief Executive Officer of the Corporation, Bruce Flatt, is also a member of the Board. At its meetings, the Board regularly engages in a private session with the Corporation’s most senior executives without other members of management present. The Board also meets independently of all management and related directors at the conclusion of every regularly scheduled Board meeting, under the leadership of the Lead Director. Six such private sessions were held in 2009 and one has been held to date in 2010.

Management and other related directors do not sit on any of the Board’s Committees. Members of management and other directors attend Committee meetings at the invitation of the Committee Chairmen. The Committees also meet independently of all members of management and related directors at the conclusion of most Committee meetings.

Management Accountability

The Board of Directors believes in the importance of developing annual business plans to ensure the compatibility of shareholder, Board and management views on the Corporation’s strategic direction and performance targets, and the effective utilization of shareholder capital. A meeting of the Board is held each year which is dedicated to reviewing the strategic initiatives and annual business plan submitted by senior management. The Board’s approval of the annual business plan provides a mandate for senior management to conduct the affairs of the Corporation within the terms of the plan, knowing it has the necessary Board support. Material deviations from the annual business plan are reported to and considered by the Board.

Board and Committee Information

The information provided by management to directors is considered to be critical to director effectiveness. In addition to the reports presented to the Board and its Committees at regularly scheduled and special meetings, the directors are also kept informed on a timely basis by management of corporate developments and key decisions taken by management in pursuing the Corporation’s strategic plan and the attainment of its objectives. The directors annually evaluate the quality, completeness and timeliness of information provided by management to the Board. An orientation and education program is provided for new directors.

COMMUNICATION AND DISCLOSURE POLICIES

The Corporation has adopted a Corporate Disclosure Policy and Disclosure Procedures which summarize its policies and practices regarding disclosure of material information to investors, analysts and the media. The purpose of this policy is to ensure that the Corporation’s communications with the investment community are timely, consistent and in compliance with all applicable securities legislation. This Corporate Disclosure Policy is reviewed annually by the Board of Directors and posted on the Corporation’s website, www.brookfield.com under Corporate Info/Conduct Guidelines.

The Corporation endeavours to keep its shareholders informed of its progress through a comprehensive annual report, quarterly interim reports and periodic news releases. It also maintains a website that provides summary information on the Corporation and ready access to its published reports, news releases, statutory filings and supplementary information provided to analysts and investors. Directors and management meet with the Corporation’s shareholders at the annual meeting of shareholders and are available to respond to questions at that time. Shareholders who wish to contact the Chairman, Lead Director or other Board members can do so directly or through the Corporate Secretary of Brookfield.

The Corporation also maintains an investor relations program to respond to inquiries in a timely manner. Management meets on a regular basis with investment analysts and financial advisors and hosts quarterly conference calls and web casts to discuss the Corporation’s financial results. The Corporation also endeavours to ensure that the media are kept informed of developments on a timely basis, and have an opportunity to meet and discuss these developments with the Corporation’s designated spokespersons.

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CODE OF BUSINESS CONDUCT AND E THICS

It has always been the policy of the Corporation that all its activities be conducted with the highest standards of honesty and integrity and in compliance with all legal requirements. In February 2003, the Board of Directors approved a Code of Business Conduct and Ethics (the “Code”) for the directors, officers and employees of the Corporation and its wholly-owned subsidiaries. The Code formally sets out standards for behaviour and practice and requires all directors, officers and employees to indicate in writing their familiarity with the Code and their agreement to comply with it, and is updated periodically as required to reflect changes in the Corporation’s business activities and evolving standards and practices. The Code is given to all directors, officers and employees when they join the Corporation and directors, officers and employees are required to re-certify to the Code periodically.

The Code is reviewed annually by the Board of Directors and updated as considered necessary. Compliance with the Code is monitored by the Board through its Audit Committee, which receives regular reports on any compliance issues from the internal auditor.

The Code is posted on the Corporation’s website, www.brookfield.com under Corporate Info/Conduct Guidelines and is filed on SEDAR at www.sedar.com.

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REPORT OF THE AUDIT COMMITTEE

MANDATE The Audit Committee Charter and the Audit Committee Chairman’s position description are available at www.brookfield.com under Corporate Info/Corporate Governance.

The Audit Committee oversees Brookfield’s financial reporting and disclosure, risk management and compliance with applicable laws and regulations.

The following is summary of the Audit Committee’s work during 2009 in accordance with its Charter:

Financial Reporting
	✓	Reviewed the annual and interim financial statements, external auditor’s reports, management’s discussion and analysis, financial news releases, officer certifications and all other disclosure documents containing material audited or unaudited financial information
	✓	Reviewed the appropriateness of and changes to accounting policies and practices
	✓	Reviewed the systems and procedures used in preparing financial statements and reports
	✓	Monitored the effectiveness of disclosure controls and procedures and internal controls over financial reporting
	✓	Reviewed management’s reports on the Corporation’s progress on its adoption of International Financial Reporting Standards.
External Auditor
	✓	Recommended the firm of chartered accountants to be nominated for appointment by the Corporation’s shareholders as the external auditor
	✓	Evaluated the external auditor’s performance
	✓	Reviewed and approved proposed external audit engagement and fees for the year
	✓	Monitored the independence of and received the external auditor’s report on its independence including disclosure of all engagements and associated fees for non-audit services for the Corporation
	✓	Reviewed and approved the Corporation’s policy on hiring current and former partners and employees from the external auditor
	✓	Reviewed the planned scope of the audit, the areas of special emphasis and the materiality levels proposed to be employed
	✓	Reviewed the results of the audit and discussed the external auditor’s opinion on the Corporation’s accounting controls and the quality of its financial reporting
	✓	Reviewed and approved non-audit services provided by the external auditor
	✓	Reviewed and approved the Corporation’s policy on audit and non-audit services
	✓	Monitored the quality and effectiveness of the relationship among the external auditor, management and the Audit Committee
	✓	Reviewed reports from the external auditor to management on internal control issues identified in the course of its audit and attest activities.
Internal Auditor
	✓	Reviewed the activities of the internal auditor and its reports including completed audits, follow-up plans for outstanding matters raised and other priorities
	✓	Reviewed the performance of the internal auditor
	✓	Reviewed and approved the internal auditor’s three-year audit plan.
Risk Management
	✓	Monitored the Corporation’s financial risks
	✓	Reviewed regular reports on the Corporation’s risk management systems, procedures and activities, and compliance with its risk management policies.
Compliance with Applicable Laws and Regulations
	✓	Reviewed reports from management on the Corporation’s compliance with applicable legal and regulatory requirements.

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Financial Literacy of Audit Committee Members
	✓	Assessed the financial literacy of each Audit Committee member.
Other Duties and Responsibilities
	✓	Reviewed and approved the Audit Committee’s Charter
	✓	Reviewed and approved the Report of the Audit Committee included in the 2009 management information circular
	✓	Reviewed the Audit Committee’s annual work program
	✓	Monitored the governance and control activities of the Corporation related to the responsibilities of the Audit Committee
	✓	Reviewed the Corporation’s insurance coverages
	✓	Reviewed the Corporation's Investment, Treasury and Risk Management Policy
	✓	Reviewed the appropriateness of senior management’s expenses
	✓	Monitored the quality of the Corporation’s finance function and its alignment with the scale and breadth of the Corporation’s business
	✓	Reviewed the performance of the private investment funds managed by the Corporation
	✓	Met privately with the external auditor, the internal auditor, and with management after most regularly scheduled meetings.
MEMBERSHIP	Marcel R. Coutu, Chairman Jack M. Mintz Patricia M. Newson George S. Taylor
FINANCIAL LITERACY	All members are ‘‘financially literate’’ as required by the Canadian Securities Administrators (“CSA”). Three members are designated financial experts.
INDEPENDENCE	All members meet Board approved independence standards which are derived from the CSA corporate governance guidelines.

For more information about the Audit Committee as required by Part 5 of National Instrument 52-110, see our 2009 Annual Information Form which is available on SEDAR at www.sedar.com.

Auditor’s Fees

See page 17 of this Circular for a description of the fees that Deloitte & Touche received for services for the year ended December 31, 2009.

The Audit Committee met five times in 2009. In addition, the Chairman of the Audit Committee meets regularly with the external auditor, the internal auditor and management.

This report has been adopted and approved by the members of the Audit Committee: Marcel R. Coutu, Chairman, Jack M. Mintz, Patricia M. Newson and George S. Taylor.

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REPORT OF THE GOVERNANCE AND NOMINATING COMMITTEE

MANDATE

The Governance and Nominating Committee Charter and the Governance and Nominating Committee

Chairman’s position

description are available at

www.brookfield.com under

Corporate Info/Corporate

Governance.

The Governance and Nominating Committee oversees Brookfield’s approach to corporate governance.

The following is summary of the Governance and Nominating Committee’s work during 2009 in accordance with its Charter:

Composition and Performance of the Board and its Committees
	(i)	Director Nominations
	✓	Reviewed the size and composition of the Board and its Committees
	✓	Reviewed competencies and skills represented on the Board and the skills required in directors and the Board as a whole
	✓	Maintained an evergreen list of director nominees
	✓	Approved eight Class A Limited Voting Share director nominees and eight Class B Limited Voting Share director nominees for election by the shareholders.
	(ii)	Evaluation of the Board, its Committees and Individual Directors
	✓	Reviewed the performance of the Board, the Committees and individual directors
	✓	Reviewed the process for evaluating the performance of the Board and the individual directors
	✓	Reviewed and approved the current director appointments to the Committees.
Director Compensation
	✓	Reviewed the directors’ share and deferred share unit ownership requirements.
Disclosure
	✓	Reviewed and approved the Corporation’s Statement of Corporate Governance Practices and other corporate governance disclosure for inclusion in the 2009 management information circular.
Other Duties and Responsibilities
	✓	Reviewed and approved the Report of the Governance and Nominating Committee included in the 2009 management information circular
	✓	Reviewed and approved the Corporation’s Code of Business Conduct and Ethics, Personal Trading Policy, Corporate Disclosure Policy and Investment, Treasury and Risk Management Policy
	✓	Evaluated the Board and Committee Charters, the Board position descriptions and the Charter of Director Expectations
	✓	Reviewed and approved a form of directors’ indemnification agreement.
MEMBERSHIP	Frank J. McKenna, Chairman J. Trevor Eyton Lance Liebman Philip B. Lind
INDEPENDENCE	All members meet Board approved independence standards which are derived from the CSA corporate governance guidelines.

The Governance and Nominating Committee met three times in 2009.

This report has been adopted and approved by the members of the Governance and Nominating Committee: Frank J. McKenna, Chairman, J. Trevor Eyton, Lance Liebman and Philip B. Lind.

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REPORT OF THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE

MANDATE The Compensation Committee Charter and the Compensation Committee Chairman’s position description are available at www.brookfield.com under Corporate Info/Corporate Governance.

The Compensation Committee oversees Brookfield’s management resources and compensation strategy, plans, policies and practices.

The following is summary of the Compensation Committee’s work during 2009 in accordance with its Charter:

Succession Planning
	✓	Reviewed and assessed the Corporation’s management resource planning
	✓	Reviewed and assessed senior executive performance
	✓	Assessed senior executive succession candidates.
Executive Compensation Philosophy
	✓	Reviewed the Corporation’s compensation philosophy
	✓	Reviewed the Corporation’s compensation policies related to alignment of interest between its executives and shareholders
	✓	Assessed the alignment of interests of the members of the Management Committee through equity ownership with the creation of shareholder value over the long term.
Appointment and Compensation of Senior Management
	✓	Reviewed and approved the compensation of senior management
	✓	Reviewed the Annual Management Incentive Plan and Long-Term Share Ownership Plans and payments to senior management under various performance scenarios
	✓	Reviewed and approved the Annual Management Incentive Plan and Long-Term Share Ownership Plan awards
	✓	Reviewed and recommended for shareholder approval a new Management Share Option Plan.
CEO Performance, Evaluation and Compensation
	✓	Evaluated the CEO’s performance during 2008
	✓	Reviewed the major priorities of the CEO for 2009
	✓	Reviewed and approved the compensation of the CEO.
Disclosure
	✓	Reviewed and approved for recommendation to the Board the 2009 Report on Executive Compensation to be included in the 2009 management information circular.
Other Duties and Responsibilities
	✓	Reviewed and approved the Charter of the Compensation Committee
	✓	Reviewed and approved the CEO position description
	✓	Reviewed and approved this Report of the Compensation Committee included in the 2009 management information circular.
MEMBERSHIP

Lance Liebman, Chairman

James K. Gray

Maureen Kempston Darkes

G. Wallace F. McCain

James A. Pattison

The Board has restricted the criteria for membership in the Compensation Committee by requiring that not more than one third of its members be chief executive officers of any publicly traded entity.

INDEPENDENCE	All members meet Board approved independence standards which are derived from the CSA corporate governance guidelines.

The Compensation Committee met twice in 2009.

This report has been adopted and approved by the members of the Compensation Committee: Lance Liebman, Chairman, James K. Gray, Maureen Kempston Darkes,

G. Wallace F. McCain and James A. Pattison.

Brookfield Asset Management | 2010 Management Information Circular	29

PART FOUR – REPORT ON DIRECTOR COMPENSATION AND EQUITY OWNERSHIP

DIRECTOR COMPENSATION

Directors who are not officers of the Corporation or its affiliates are currently entitled to receive an Annual Director’s Retainer of $131,533 (C$150,000). The Chairman of the Audit Committee and the Lead Director each receive an additional Annual Retainer of $21,922 (C$25,000) and $30,691 (C$35,000) respectively. The Chairman of the Governance and Nominating Committee and the Chairman of the Compensation Committee each receive an additional Annual Retainer of $13,153 (C$15,000). The Chairman of the Board and the Group Chairman received annual retainers and benefits in accordance with all other employees of the Corporation as set out in the table below. There are no other regular fees paid to Board members, including any fees for attendance at Board and Committee meetings or for Committee membership.

The Board of Directors, through its Governance and Nominating Committee, reviews from time to time the compensation paid to the Corporation’s independent directors, taking into account the complexity of the Corporation’s operations, the risks and responsibilities involved in being a director of the Corporation, the requirement to participate in scheduled and special Board meetings, expected participation on Committees of the Board and the compensation paid to directors of comparable companies. Director compensation was last reviewed by the Board in 2008.

In 2009, the directors, excluding Mr. Flatt, collectively received annual director compensation having a total value of $2,279,092. This was comprised of cash compensation of $863,730 and Deferred Share Units valued at $1,354,781, which represented approximately 38% and 60%, respectively, of total compensation paid to these directors during 2009.

The following table sets out compensation received during 2009 by the Corporation’s directors:

Director Compensation in 2009

Name	Board Position	Fees Earned in Cash ($)	Share-Based Awards (DSUs) ($)	All Other Compensation ($)		Compensation Total ($)

Jack Cockwell	Group Chairman	131,532	—	3,259	(c)	134,791

Marcel Coutu	Audit Committee Chairman	76,727	76,727			153,454

Trevor Eyton		65,766	65,766			131,532

Bruce Flatt	Chief Executive Officer	—	—	—	(a)	—	(a)

James Gray		—	131,532			131,532

Robert Harding	Chairman of the Board	298,141	—	19,822	(c)	317,963

Maureen Kempston Darkes		—	131,532			131,532

David Kerr		65,766	65,766			131,532

Lance Liebman	Compensation Committee Chairman	72,343	72,343	37,500	(b)	182,186

Philip Lind		—	131,532			131,532

Wallace McCain		65,766	65,766			131,532

Frank McKenna	Lead Director and Governance and Nominating Committee Chairman	87,689	87,689			175,378

Jack Mintz		—	131,532			131,532

Patricia Newson		—	131,532			131,532

James Pattison		—	131,532			131,532

George Taylor		—	131,532			131,532

Total		863,730	1,354,781	60,581		2,279,092

(a)	Mr. Flatt does not receive any compensation in his capacity as a director of the Corporation. For Mr. Flatt’s compensation as Chief Executive Officer, see pages 41 to 43 and 46 to 47 of this Circular.
(b)	During 2009, Mr. Liebman received fees of $37,500 as a director of Brookfield Financial Properties, Inc.
(c)	Messrs. Cockwell and Harding received benefits in accordance with all other employees of the Corporation.

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The compensation shown above for Messrs. Coutu and Liebman includes their Annual Retainers as Chairmen of the Audit Committee and Management Resources and Compensation Committee, respectively, during 2009. The compensation shown for Mr. McKenna includes his Annual Retainers as Lead Director and Chairman of the Governance and Nominating Committee during 2009.

Directors are also reimbursed for travel and other out-of-pocket expenses incurred in attending Board or Committee meetings. During 2009, the directors, excluding Mr. Flatt, received an aggregate of $123,023 of reimbursement for such expenses.

The following tables set out information relating to options and other share-based awards granted to directors, excluding Mr. Flatt, whose awards relate to his role as Chief Executive Officer and are disclosed under “Compensation of Named Executive Officers” beginning on page 46 of this Circular.

Option Awards and Share-Based Awards as at December 31, 2009

	Option Awards Vested and Unvested		Restricted Share Appreciation Unit (RSU) Awards Vested and Unvested		Share-Based Awards Deferred Share Units (DSUs) Unvested
	Number of Securities Underlying Unexercised Options	Market Value of Unexercised Options	Number of Securities Underlying Outstanding RSUs	Market Value of Outstanding RSUs	Number of Unvested DSUs	Market Value of Unvested DSUs
	(#)	($) (a)	(#)	($) (a)	(#)	($) (b)
Jack Cockwell	940,401	9,635,482	709,461	5,191,900	4,480	99,584
Marcel Coutu	—	—	—	—	—	—
Trevor Eyton	—	—	—	—	—	—
James Gray	33,750	526,106	—	—	—	—
Robert Harding	189,853	1,968,765	131,067	1,491,172	1,326	29,467
Maureen Kempston Darkes	—	—	—	—	—	—
David Kerr	—	—	—	—	—	—
Lance Liebman	—	—	—	—	—	—
Philip Lind	33,750	526,106	—	—	—	—
Wallace McCain	—	—	—	—	—	—
Frank McKenna	—	—	—	—	—	—
Jack Mintz	9,375	132,584	—	—	—	—
Patricia Newson	—	—	—	—	—	—
James Pattison	—	—	—	—	—	—
George Taylor	33,750	526,106	—	—	—	—
(a)

The market value is the amount by which the value of the Class A Limited Voting Shares at the date shown exceeded the exercise price of the options or the RSU awards. The closing price of the Corporation’s Class A Limited Voting Shares on the TSX on December 31, 2009 was $22.23 (C$23.39 converted into U.S. dollars at the Bloomberg mid-market exchange rate on that date of US$1.00 = C$1.0522).

(b)

The market value is the closing price of the Class A Limited Voting Shares on the TSX on December 31, 2009 was $22.23 (C$23.39 converted into U.S. dollars at the Bloomberg mid-market exchange rate on that date of US$1.00 = C$1.0522).

Brookfield Asset Management | 2010 Management Information Circular	31

Outstanding Option Awards and Restricted Share Appreciation Units as at December 31, 2009

	Options				Restricted Share Appreciation Units (RSUs)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($) (a)	Option Expiration Date	Market Value of Unexercised Options at December 31, 2009 ($) (b)	Number of Restricted Share Appreciation Units (#)	Issuance Price ($) (a) (c)	Market Value December 31, 2009 ($) (b)
Jack Cockwell	202,500	6.39	February 9, 2011	2,890,350
	151,875	8.09	February 13, 2012	2,147,862	56,250	8.39	778,398
	185,625	8.39	February 12, 2013	2,568,711	383,211	12.70	3,650,806
	172,901	12.70	February 11, 2014	1,647,209	270,000	19.40	762,696
	135,000	19.40	February 11, 2015	381,348
	12,500	25.94	February 14, 2016	—
	960,401			9,635,482	709,461		5,191,900
James Gray	16,875	5.20	August 3, 2010	287,454
	16,875	8.09	February 13, 1012	238,651
	33,750			526,106
Robert Harding	37,125	8.39	February 12, 2013	513,742	56,250	8.39	778,398
	152,728	12.70	February 11, 2014	1,455,023	74,817	12.70	712,774
	189,853			1,968,765	131,067		1,491,172
Philip Lind	16,875	5.20	August 3, 2010	287,454
	16,875	8.09	February 13, 2012	238,651
	33,750			526,106
Jack Mintz	9,375	8.09	February 13, 2012	132,584
	9,375			132,584
George Taylor	16,875	5.20	August 3, 2010	287,454
	16,875	8.09	February 13, 2012	238,651
	33,750			526,106

(a)	The option exercise price and the RSU issuance price were converted into U.S. dollars at the Bloomberg mid-market exchange rate on December 31, 2009 US$1.00 = C$1.0522.
(b)

The market value of the Class A Limited Voting Shares under option and the RSUs is the amount by which the closing price of the Corporation’s Class A Limited Voting Shares on December 31, 2009 exceeded the exercise price of the options and/or the issuance price of the RSUs. The closing price of the Corporation’s Class A Limited Voting Shares on the TSX on December 31, 2009 was $22.23 (C$23.39 converted into U.S. dollars at the Bloomberg mid-market exchange rate on that date of US$1.00 = C$1.0522).

(c)	RSUs are not redeemable until cessation of employment and have no expiration date.

Option and Share-Based Awards Vested During 2009 (a)

	Value Vested During 2009 (b)
	Options	RSUs (a)	DSUs
	($)	($)	($)
Jack Cockwell	158,409	264,543	116,874
Marcel Coutu	—	—	76,727
Trevor Eyton	—	—	65,766
James Gray	—	—	131,532
Robert Harding	190,088	68,546	119,232
Maureen Kempston Darkes	—	—	131,532
David Kerr	—	—	65,766
Lance Liebman	—	—	72,343
Philip Lind	—	—	131,532
Wallace McCain	—	—	65,766
Frank McKenna	—	—	87,689
Jack Mintz	—	—	131,532
Patricia Newson	—	—	131,532
James Pattison	—	—	131,532
George Taylor	—	—	131,532

(a)	The Corporation has no long-term non-equity incentive plan programs.
(b)

All values are calculated using the closing price of Class A Limited Voting Shares on the TSX on the vesting date and converted into U.S. dollars using the average Bloomberg mid-market exchange rate for 2009 of US$1.00 to C$1.1404.

(c)	See page 49 of this Circular for Mr. Flatt’s option and share-based awards vested during 2009.

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Equity Ownership of Directors

The following table sets out the total number of Class A Limited Voting Shares, pro rata interest in Class A Limited Voting Shares held by Partners Limited and BAM Investment Corp. and Deferred Share Units held by the 16 proposed nominees for election to the Board at the 2010 Annual Meeting of Shareholders, along with the market value of those holdings as at March 10, 2010 expressed in U.S. dollars. See pages 8 to 15 of this Circular for information on the individual equity ownership of the director nominees.

Holdings As at March 10, 2010	Class A Limited Voting Shares (#)	Pro Rata Interest (#)	Deferred Share Units (#)	Total Class A Shares, Pro Rata Interest & DSUs (#)	Market Value of Equity at Risk (a) ($)
Total	18,499,368	17,509,779	1,285,412	39,251,205	912,250,434

(a)

Based on the closing price of the Corporation’s Class A Limited Voting Shares on the TSX on March 10, 2010 of $24.46 (C$25.07 based on the Bloomberg mid-market exchange rate on that date of US$1.00 = C$1.0249).

DIRECTOR SHARE / DSU OWNERSHIP REQUIREMENTS

The Board believes that directors can better represent the Corporation’s shareholders if they are shareholders themselves. Accordingly, directors are required to hold sufficient Class A Limited Voting Shares or Deferred Share Units (“DSUs”) such that either the acquisition cost or current market value is equal to at least three times their Annual Director’s Retainer, as established by the Board. This minimum ownership requirement is currently $394,598 (C$450,000). The Corporation considers this minimum ownership requirement to be consistent with best practice. For new directors, this minimum ownership requirement must be achieved within five years of joining the Board.

Accordingly, directors are required to receive one-half of their Annual Director’s Retainer in DSUs (see “Long-Term Share Ownership Plans” on page 36 of this Circular). Directors may elect to take the other one-half of their Annual Director’s Retainer in the form of either DSUs or cash.

As of March 10, 2010, 12 of the 16 proposed nominees for election to the Board of Directors own Class A Limited Voting Shares and DSUs having a market value in excess of the above ownership requirement. Four of the 16 nominees were recently elected to the Board and have begun to acquire Class A Limited Voting Shares or DSUs in accordance with the guidelines.

In November 2003, the Board of Directors approved an amendment to its 1997 Management Share Option Plan to preclude related directors who are not members of management from participation in this plan, except for options granted to such directors prior to that date. Accordingly, directors, other than those who are members of management, are no longer eligible to receive further options to acquire Class A Limited Voting Shares. At present, four of the proposed independent directors nominated for election at the meeting hold options granted prior to November 2003, namely Messrs. Mintz, Lind, Gray and Taylor.

PART FIVE – REPORT ON EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Brookfield is a global asset management company, with a primary focus on property, power and infrastructure assets. The Corporation’s activities are organized into a corporate group and six individual operating platforms (“Operating Platforms”) each of which focuses on a specific business segment. These Operating Platforms include commercial properties, renewable power generation, infrastructure, development, special situations and public securities. The Management Committee is comprised of 14 senior executives of the Corporation and its subsidiaries (“Senior Managing Partners”). Certain of the Senior Managing Partners who have responsibility for an overall corporate activity are executive officers of the Corporation (“Executive Officers”). In addition, senior executives with responsibility for an Operating Platform or significant subsidiary may also sit on the Management Committee. The compensation of the members of the Management Committee, including the Chief Executive Officer, Chief Financial Officer and our three other most highly compensated Executive Officers (the “Named Executive Officers”), is approved by the Compensation Committee.

Brookfield Asset Management | 2010 Management Information Circular	33

COMPOSITION AND MANDATE OF THE COMPENSATION COMMITTEE

The Corporation’s corporate governance practices require that all members of the Compensation Committee shall be independent and that no more than one third of the Compensation Committee’s members shall be active chief executive officers with any publicly-traded entity. In addition, the Corporation’s Chief Executive Officer does not participate in making appointments to this Committee.

The following five directors were appointed as members of the Compensation Committee on April 30, 2008, and have served on this Committee since that date: Lance Liebman, who is the Committee’s Chairman, James Gray, Maureen Kempston Darkes, Wallace McCain and James Pattison. None of the members of the Compensation Committee are officers, employees or former officers of the Corporation or any of its affiliates or are eligible to participate in the Corporation’s executive compensation programs, and only one member, James Pattison, is currently a chief executive officer. Each of the five members of the Compensation Committee has experience in private-sector compensation; three by way of their experience as current or former chief executive officers, two as entrepreneurs who own very sizeable businesses and four through their experience sitting on compensation committees of other public companies. The Board believes the Compensation Committee collectively has the knowledge, experience and background required to fulfill its mandate.

The Compensation Committee has the authority to retain independent compensation advisors. To date the Compensation Committee has not engaged outside consultants as it does not benchmark Executive Officer compensation against a comparator group and it believes that the Corporation’s current compensation policies meet the Corporation’s objectives as described below under the heading “Compensation Philosophy”. If the Compensation Committee engages outside consultants in the future, appropriate steps will be taken to ensure they are independent and provide no other services to the Corporation or its management.

The Compensation Committee meets as required, and at least annually, to monitor and review management compensation policies, management succession planning and the overall composition and quality of the Corporation’s management resources. The Compensation Committee met twice during 2009 and has met once to date in 2010. None of the recommendations of the Compensation Committee have been rejected or modified during 2009 or 2010 to date.

The Compensation Committee has a specific written mandate to review and approve compensation for senior management. This includes an annual evaluation of the performance of senior executives, specifically the Named Executive Officers and other members of the Management Committee. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of the Executive Officers, and the Board gives final approval on compensation matters.

In order to fulfill its mandate, the Compensation Committee is provided with a report from management following the end of each year that summarizes the achievements of the Management Committee in relation to the business plan presented to the Board at the beginning of the year.

COMPENSATION PHILOSOPHY

The Corporation has adopted an approach to compensation that is intended to encourage management to make decisions and take actions that will create long-term sustainable cash flow growth and will result in improvement in long-term shareholder value as reflected in the growth in value of the Corporation’s Class A Limited Voting Shares. This is achieved in large measure by aligning management’s interests with those of shareholders by basing a significant portion of their rewards and personal wealth creation on ownership of Class A Limited Voting Shares or equivalents thereof.

Accordingly, the Corporation’s compensation arrangements are intended to:

•

attract and retain highly qualified and motivated executives who have confidence in, and are committed to, the Corporation’s overall business strategy and who are able and willing to create value over the longer term;

•	foster an environment of teamwork and co-operation that supports long-term decision making;

•	reward consistent performance over the longer term; and

•	be transparent to the employees and shareholders of the Corporation.

While these are the objectives for compensation arrangements for all executives, the actual arrangements may differ for executives with broader corporate responsibilities and those who operate within specific business units such as dedicated

34	Brookfield Asset Management | 2010 Management Information Circular

fund management groups. For example, executives in dedicated fund management groups may have compensation arrangements that are more directly linked to the performance of the fund being managed. The discussion in this report pertains to executives of the Corporation who have corporate responsibilities, unless otherwise specified.

In order to achieve the objectives set out above, the Corporation believes that executives should receive a substantial portion of their compensation in the form of participation in Long-Term Share Ownership Plans as described on page 36 of this Circular, and that these plans should enable executives to increase their direct and indirect interest in Class A Limited Voting Shares over time. This should result in executives building their individual wealth through increases in the value of Class A Limited Voting Shares as opposed to the accumulation of cash remuneration, thereby reinforcing the focus on long-term value creation and increasing the alignment with other shareholders of the Corporation.

The emphasis on long-term share ownership and participation in Long-Term Share Ownership Plans, including vesting arrangements, also encourages management to follow a rigorous forward-looking risk assessment process in their approach to business decisions, given that the full impact of many such decisions may not be realized or properly assessed until well into the future.

Senior executives and directors of the Corporation and its affiliates currently hold direct, indirect and economic interests in approximately 115 million Class A Limited Voting Shares and share equivalents of the Corporation, representing an approximate 19% equity interest, including their participation in the Corporation’s Restricted Share Unit Plan and the shareholdings described further under “Principal Holders of Voting Shares” on page 5 of this Circular. The Corporation’s compensation arrangements support this objective and many of these share interests have been acquired over many years through the ongoing reinvestment of cash bonuses and the holding of shares and units granted under compensation arrangements.

COMPENSATION ELEMENTS

Total compensation for executives with corporate responsibilities is comprised of three elements as follows: Base Salary, Annual Management Incentive Plan awards and participation in the Corporation’s Long-Term Share Ownership Plans.

Total annual compensation awarded to senior executives, including the Named Executive Officers, generally does not change significantly from year to year. This practice recognizes that rewarding short-term performance would not necessarily be consistent with the Corporation’s focus of long-term value creation. Furthermore, a significant amount of annual compensation for these executives is represented by awards pursuant to Long-Term Share Ownership Plans which vest over time, in order for the executives to increase their ownership interest in Class A Limited Voting Shares.

Total compensation for executives who are at earlier stages in their careers also includes awards pursuant to Long-Term Share Ownership Plans but tends to include a larger percentage of their total compensation in the form of base salary and cash bonus awards in recognition of their personal needs and to be competitive within the financial services industry. Furthermore, changes in total compensation from year to year may vary more for these executives as they take on increasing responsibility.

As executives progress within the Corporation, they are given the opportunity to receive their annual cash bonus award in the form of Deferred Share Units under the Corporation’s Restricted Share Unit Plan, thereby enabling them to increase their ownership interests. In addition, notwithstanding the fact that regular total compensation for individuals may not change significantly year over year, management may recommend that the Compensation Committee grant special compensation awards to executives who have demonstrated a clear ability to take on additional responsibilities and have consistently performed at an exceptional level. These special awards are in almost all circumstances granted in the form of options to acquire Class A Limited Voting Shares under the Corporation’s Management Share Option Plans. The Corporation believes these special awards are a key element in achieving its compensation objectives, in particular the attraction and retention of people who have the potential to add value to the Corporation over the longer term.

Over the past five years, total compensation for senior executives has been comprised of approximately 30% base salary, 30% annual incentive awards and 40% Long-Term Share Ownership Plan awards, typically options to acquire Class A Limited Voting Shares. During each of the past five years, the Chief Executive Officer and other Named Executive Officers have received their entire annual incentive awards in the form of Deferred Share Units of the Corporation.

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Base Salaries

In order to foster a team-based approach, which the Corporation believes is fundamental to meeting its long-term objectives, the annual base salary (“Base Salary”) of the Chief Executive Officer is similar to those of the other members of the Management Committee after giving effect to the relative cost of different employment locations. Base Salaries for all of the Corporation’s executives are reviewed annually to ensure that they reflect the relative contribution of each executive within the team. Base Salaries for most senior executives are low relative to the financial services industry, which reflects the Corporation’s preference to compensate employees with a higher level of Long-Term Share Ownership Plan awards.

Base Salaries for other executives are intended to deliver fixed compensation that is competitive within the financial services industry taking into consideration the total compensation for the individual, and are reviewed in that context and in relation to the contribution of the executive.

Annual Management Incentive Plan

Given the Corporation’s focus on long-term decision making, the Corporation’s Annual Management Incentive Plan (“Bonus”) is intended to motivate and reward participants for achieving annual business objectives and for making decisions and taking actions consistent with the Corporation’s long-term focus and is not intended to be the most significant component of an executive’s compensation. The plan provides for cash awards to executives in an amount equivalent to a percentage of base salary which, at the election of the executive, may be received in the form of Deferred Share Units of the Corporation. For members of the Management Committee, the maximum target Bonus is 100% of Base Salary, as expressed in local currency. Only in exceptional circumstances would the actual Bonus exceed the target.

The magnitude of the Bonus award for members of the Management Committee is discretionary, based on a review of individual, team and corporate performance during the year, and not on specific operational or individual performance targets. The Corporation believes that, given its focus on long-term decision making, the impact of which is difficult to assess in the short-term, a formulaic calculation based on annual operational or individual performance targets may not appropriately reflect the long-term strategy of the Corporation. Accordingly, for members of the Management Committee, the Bonus is determined primarily through an evaluation, by the Compensation Committee, of the team’s collective performance in meeting the business plan objectives, as outlined below under the description of the Chief Executive Officer’s compensation. While these objectives include both short-term operational goals and objectives related to the implementation of the long-term business strategy, the Compensation Committee has the discretion to consider all factors when determining the award. In addition, given the Corporation’s view that a team-based approach is fundamental to meeting its long-term objectives, the awards for the Chief Executive Officer and the other Executive Officers tend to be similar in amount and typically do not fluctuate significantly from year to year.

For less experienced executives, the Bonus award is based more heavily on the performance of the individual executive as measured by the achievement of specific objectives and subjective goals as opposed to the emphasis on the collective performance for the Executive Officers.

Long-Term Share Ownership Plans

The Corporation’s Long-Term Share Ownership Plans are intended to enable participants to create wealth through increases in the value of the Corporation’s Class A Limited Voting Shares. The purpose of these arrangements is to achieve a commonality of interest between shareholders and management and to motivate executives to improve the Corporation’s long-term financial success, measured in terms of enhanced shareholder wealth over the long term.

The Corporation has two types of Long-Term Share Ownership Plans, which are described below.

The Management Share Option Plans (“MSOPs”) govern the granting to executives of options to purchase Class A Limited Voting Shares at a fixed price. The options typically vest as to 20% at the end of each year on a cumulative basis and are exercisable over a ten-year period. The MSOPs are administered by the Board of Directors and are described in detail under “Security-Based Compensation Arrangements” on page 49 of this Circular.

The purpose of the MSOPs is to advance the interests of the Corporation in the following ways: (i) providing management and other eligible persons with additional incentive in lieu of cash remuneration; (ii) encouraging stock ownership by eligible persons; (iii) increasing the proprietary interests of eligible persons in the success of the Corporation; (iv) encouraging eligible persons to remain with the Corporation or its subsidiaries as a result of the vesting provisions; and (v) attracting new members

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of management by remaining competitive in terms of compensation arrangements. The MSOPs are administered by the Board in accordance with the Corporation’s compensation policies and the policies of the TSX.

Options are generally granted to executives in February of each year as part of the annual compensation review. As mentioned above, any special compensation awards are typically granted in the form of options. The number of options granted to an executive is determined based on his or her level of responsibility and performance. In so doing, consideration is given to the number and value of previous option awards. For the February 2010 awards, the option value for awards made to the Named Executive Officers is $4.86 based on the Black-Scholes value at that time discounted by 25% to reflect the five-year vesting and one-year hold provisions for these executives. This value is consistent with our financial statement disclosure. Since the annual option awards are generally made during a blackout period, the effective grant date for such options is set no earlier than six business days after the end of the blackout period. The exercise price for such options is not less than the volume-weighted average trading price for Class A Limited Voting Shares on the New York Stock Exchange for the five business days preceding the effective grant date.

Options are granted at other times during the year to individuals commencing employment with the Corporation, subject to a limit that is previously determined by the Board. In such circumstances, the exercise price is based on the closing price of a Class A Limited Voting Share on the New York Stock Exchange on the last trading day prior to the executive’s first day of employment. If the first day of employment falls within a blackout period, the effective grant date is six days after the end of the blackout period and the exercise price for the options is the volume-weighted average trading price of the Corporation’s Class A Limited Voting Shares on the New York Stock Exchange for the five business days preceding the effective grant date. Any other option grants during the year require approval by the Board.

The Board, at the recommendation of the Compensation Committee, approves all option awards. The Compensation Committee recommends the award for the Chief Executive Officer. All other awards are recommended by the Chief Executive Officer to the Compensation Committee.

In 2009, the Corporation granted a total of 10.2 million options to purchase Class A Limited Voting Shares.

The Restricted Share Unit Plan (“RSUP”) provides for the issuance of DSUs, the value of which are equal to the value of a Class A Limited Voting Share, as well as Restricted Share Appreciation Units (“RSUs”), the value of which are equal to the increase in value of a Class A Limited Voting Share over the value as at the date of issuance. The RSUP is administered by the Compensation Committee. DSUs and RSUs vest over periods of up to five years, with the exception of DSUs awarded in lieu of a cash bonus which vest immediately. DSUs and RSUs can only be redeemed for cash upon cessation of employment through retirement, resignation, termination or death.

DSUs are issued based on the value of the Corporation’s Class A Limited Voting Shares at the time of the award (the “Allotment Price”). In the case of DSUs acquired through the reinvestment of annual cash bonus awards, the Allotment Price is equal to the exercise price for options granted at the same time as described above. (See “The Management Share Option Plans” on page 36.) Holders of DSUs will be allotted additional DSUs as dividends are paid on the Corporation’s Class A Limited Voting Shares on the same basis as if the dividends were reinvested pursuant to the Corporation’s dividend reinvestment plan. These additional DSUs are subject to vesting provisions. The redemption value of DSUs will be equivalent to the market value of an equivalent number of the Corporation’s Class A Limited Voting Shares at the time of redemption.

RSUs are not adjusted for regular dividends paid on the Corporation’s Class A Limited Voting Shares. The redemption value of RSUs is equal to the difference between the market value of an equivalent number of the Corporation’s Class A Limited Voting Shares on the date employment with the Corporation ceases and the original Allotment Price for such RSUs.

In addition to providing senior executives of the Corporation with the opportunity to reinvest all or a portion of their Annual Management Incentive Plan awards in DSUs, DSUs are also awarded annually in certain business units as a long-term incentive or to certain individuals in special circumstances as approved by the Board. In limited circumstances, senior executives are awarded RSUs as additional compensation subject to limits approved by the Board. No RSUs have been awarded since February 2005. In 2009, the Corporation awarded Bonuses in the form of DSUs with a value of $10.3 million of which $4.8 million related to participant elections.

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Other Compensation

As outlined above, Annual Salary, Bonus and participation in Long-Term Share Ownership Plans are the primary elements of total compensation for executives. Executives also participate in perquisites generally on the same basis as all employees as described below. The only perquisite provided by the Corporation and limited to senior executives is an executive medical examination.

Group Benefits

All employees participate in health, dental and insurance plans which vary by local market.

Retirement Savings Plan

All employees are eligible to receive an annual contribution to a registered retirement savings plan equivalent to a percentage of their Base Salary based on local market practice. There are no defined benefit plans in place for any of the Named Executive Officers or Senior Managing Partners.

Termination and Change of Control Provision

As a general practice, the Corporation does not provide contractual termination or post-termination payments or change of control arrangements to employees. Specifically, the Corporation has not entered into contractual termination, post-termination or change of control arrangements or employment contracts with its Named Executive Officers.

The following table provides a summary of the termination provisions in the Corporation’s Long-Term Share Ownership Plans. No incremental entitlements are triggered by termination, resignation, retirement or a change in control. Any exceptions to these provisions are approved on an individual basis at the time of cessation of employment. Exceptions are approved by the Chair of the Compensation Committee or the Board of Directors depending on the circumstances.

Long-Term Share Ownership Plan Termination Provisions (a)

Termination Event	DSUs / RSUs	Options
Retirement (as determined at the discretion of Board)	Vested units are redeemable on the day employment terminates. Unvested units are forfeited.	Vesting ceases on retirement. Vested options are exercisable until their expiration date. Unvested options are cancelled.
Termination Without Cause	Vested units are redeemable on the day employment terminates. Unvested units are forfeited.

Upon the date of termination, unvested options are immediately cancelled and vested options continue to be exercisable for 60 days (b) from the termination date after which unexercised options are cancelled immediately.

Other Termination (including resignation)	Vested units are redeemable on the day employment terminates. Unvested units are forfeited.	Upon date of termination, all vested and unvested options are cancelled.
Approved Leaves of Absence (including disability)	Units cannot be redeemed during a leave.	Continue to vest and are exercisable as per normal schedule until two years from the commencement of the leave.
Death	Vested units are redeemable on the date of death. Unvested units are forfeited.	Vesting continues for 6 months following date of death (b) after which all unexercised options are cancelled immediately.

(a)	This table represents a summary of termination provisions in the Long-Term Share Ownership Plans provided by the Corporation and should not be construed as the complete terms.
(b)	Up to but not beyond the expiry date of options.

INCENTIVE AND EQUITY-BASED COMPENSATION EMPLOYMENT POLICIES AND GUIDELINES

The Corporation has established a number of policies and guidelines in order to reinforce the importance of equity ownership over the longer term. Details of these policies and guidelines follow.

Share Ownership Guidelines

Members of the Management Committee, which is currently comprised of 14 executives of the Corporation and its subsidiaries and includes the Named Executive Officers, are required to hold Class A Limited Voting Shares or DSUs with a value equal to five times Base Salary, based on the market value of the Class A Limited Voting Shares and DSUs held, to be attained within five years of being designated as a member of the Management Committee. Each of the Named Executive Officers currently holds investments in Class A Limited Voting Shares which are well in excess of this amount as follows:

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		Share Ownership as at December 31, 2009
Named Executive Officers	Share Ownership Requirement (Multiple of Base Salary)	Shares Held (a) (b) $ (‘000s)	DSUs (b) $ (‘000s)	Total Ownership (b) $ (‘000s)	Share Ownership Requirement
Bruce Flatt	5 x	279,248	6,987	286,235	Met
Brian Lawson	5 x	96,035	8,328	104,363	Met
Jeff Blidner	5 x	55,935	5,228	61,163	Met
George Myhal	5 x	163,093	9,728	172,821	Met
Sam Pollock	5 x	86,768	6,947	93,715	Met

(a)	Includes interests in Class A Limited Voting Shares of the Corporation held directly and indirectly.
(b)	All values are based on the closing price of a Class A Limited Voting Share on the TSX on December 31, 2009 converted at the Bloomberg mid-market exchange rate on that day of US$1.00 = C$1.0522.

Option Exercise Hold Periods During and Post Employment

In order to minimize any possibility of executives opportunistically exercising options and selling the securities received at an inappropriate time, and to require share ownership post-employment, the following policy was put in place: members of the Management Committee are required to continue to hold, for at least one year, Class A Limited Voting Shares equal to any net after-tax cash proceeds realized from the exercise of option grants starting, for Named Executive Officers, with options granted in 2003 and, for other members of the Management Committee, with options granted in 2007. This policy was expanded to include options exercised upon termination of employment, commencing with options granted in 2007.

Reimbursement of Incentive and Equity-Based Compensation

Specified executives, including all members of the Management Committee, are required to pay to the Corporation an amount equal to some or all of any Bonus or other incentive-based or equity-based compensation and the profits realized from the sale of securities of the Corporation upon the occurrence of certain events. The amount, if any, will be determined by the Compensation Committee which will recommend appropriate action to the Board and will take appropriate steps to ensure that such amount is recovered. In the case of a significant restatement of financial results, the Chief Executive Officer and the Chief Financial Officer may be required to make such a payment. In order to protect the Corporation’s reputation and competitive ability, members of the Management Committee may be required to make such a payment if they engage in conduct that is materially detrimental to the Corporation after the cessation of their employment with the Corporation. Detrimental conduct includes participating in transactions involving the Corporation and its clients which were underway or contemplated at the time of termination, solicitation of clients or employees, disclosing confidential information or making inappropriate or defamatory comments about the Corporation. The policy relates to any such amounts or benefits received within two years prior to the event giving rise to the claim and includes both monetary payments and shares received from exercise of options or redemption of RSUs and DSUs.

Hedging of Economic Risks for Personal Equity Ownership

All executives are prohibited from entering into transactions that have the effect of hedging the economic value of any direct or indirect interests by the executive in Class A Limited Voting Shares, including their participation in Long-Term Share Ownership Plans, unless such transactions are executed and disclosed in full compliance with all applicable regulations and have been previously approved by the Chief Financial Officer and Chief Executive Officer of the Corporation and, if appropriate, the Compensation Committee.

REPORT ON 2009 COMPENSATION

The Report on 2009 Compensation, presented to the Compensation Committee in February 2010 detailed the compensation arrangements for each member of the Management Committee, including the Named Executive Officers. The report, which is prepared by the Chief Executive Officer, summarized the total 2009 compensation including proposed Bonus and Long-Term Share Ownership Plan awards as well as proposed 2010 Base Salaries. The report also presented a wealth accumulation analysis including the “in-the-money” value of vested and unvested Long-Term Share Ownership Plan awards previously granted and the option exercises during the year.

The report included an analysis of the expected value of 2009 compensation awards to Named Executive Officers that would be paid under various performance scenarios. The Compensation Committee has determined that the resulting

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compensation was reasonable and delivers the intended compensation based on performance of the Corporation’s Class A Limited Voting Shares over a 10-year period.

The level of equity ownership of all executives is an important consideration for both management and the Compensation Committee as it demonstrates the extent to which executives will benefit from, and will be motivated to achieve, long-term enhancement of shareholder value. Accordingly, the report also contained an analysis of equity ownership by senior executives including shares held directly and indirectly as well as through Long-Term Share Ownership Plans, along with a summary of the tenure with the organization of each member of the Management Committee. The Compensation Committee has determined that the level of equity ownership of members of the Management Committee provides an alignment of interests that support the creation of shareholder value over the longer term.

In addition, the report contained a summary of regular and special option awards to all executives as recommended by management. The Compensation Committee has determined that these arrangements were reasonable and appropriately rewarded executives.

The Compensation Committee reviewed the terms and conditions of the Long-Term Share Ownership Plans as well as any proposed amendments thereto and considered the appropriateness and effectiveness of the plans in the context of current compensation practices, regulatory changes and the Corporation’s objectives. These plans are reviewed by the Compensation Committee at least annually. The Compensation Committee also reviewed financial arrangements entered into by the Corporation to hedge the impact to the Corporation of future increases in the market price of its Class A Limited Voting Shares related to the liability incurred under the Corporation’s Restricted Share Unit Plan. The Committee has determined that the Plans are both appropriate and effective.

The Compensation Committee reported its conclusions with respect to the foregoing to the Board on February 18, 2010. The Compensation Committee reported that the compensation arrangements for the Named Executive Officers are consistent with the objectives of the Corporation’s compensation program as outlined under Compensation Philosophy on page 34 of this Circular and support the creation of shareholder value over the longer term as well as the attraction and retention of executives who make decisions with a long-term view. The following practices related to the Management Committee support this conclusion:

•	the highest percentage of total annual compensation being granted in the form of long-term share ownership participation;

•	the significant level of reinvestment of Bonuses into DSUs of the Corporation which are not redeemable until retirement, death or termination of employment;

•	the level of equity ownership by management; and

•	the length of tenure of management with the Corporation.

Mr. Flatt, the Chief Executive Officer of the Corporation, and his team have been charged by the Board of Directors with the responsibility of building a global asset management business. Mr. Flatt’s personal performance, as well as the performance of the Management Committee, is reviewed each year by the Board and the Compensation Committee in relation to operational results, the achievement of other objectives set out at the beginning of the year related to the implementation of the long-term business strategy and other accomplishments.

Each year, Mr. Flatt presents to the Board an annual business plan that incorporates both short- and long-term growth objectives. This annual business plan sets out the strategic direction of the Corporation, together with specific operational targets and objectives related to implementation of the long-term business strategy. The targets and objectives are meant to be aggressive and indicative of the Corporation’s long-term strategy and, given the opportunistic and entrepreneurial nature of the organization, to provide the Board with examples of various transactions and initiatives that management believe will create shareholder value over the longer term.

Mr. Flatt’s personal performance, as well as the performance of the Corporation’s Management Committee, is reviewed each year in relation to the Corporation’s operational results and the achievement of specific objectives as set out at the beginning of the year. The determination of Bonus and option awards is not formulaic but is instead based on the Board’s assessment of the specific actions taken during the year to implement the Corporation’s strategic plans and any amendments to the plans, all in the context of long-term value creation, and other actions taken in response to developments during the year that were not foreseen.

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The Compensation Committee determined that Mr. Flatt and the senior executive team had advanced the long-term business strategy in a manner consistent with creation of value for shareholders over the longer term. Major achievements in 2009 included:

•

Achieving stable cash flow from operations of $2.43 per share compared to $2.33 per share in 2008 (see page 12 of the Corporation’s 2009 Annual Report for further information on the non-GAAP measure “cash flow from operations”).

•	Raising $14 billion of equity and debt capital, much of which was used to refinance and extend the term of existing financing.

•	Repositioning of the Canadian Renewable Power Fund, realizing a gain of $369 million.

•	Securing a long-term power purchase agreement for Ontario generation.

•	Adding $8 billion of assets under management to the Corporation’s infrastructure platform.

•	Increasing the number of client relationships, and adding $6 billion of capital under management.

•	Continuing to broaden the Corporation’s operations, both geographically and by product type.

In light of these achievements, the Compensation Committee recommended that all Named Executive Officers receive their full target Bonus, which each such executive received in DSUs, and their target award of options. The Compensation Committee recommended that Messrs. Flatt and Pollock each receive a special award of 200,000 options. In the case of Mr. Pollock, the award recognizes his significant contribution towards substantially expanding the Corporation’s infrastructure operations. In Mr. Flatt’s case, the award recognizes the substantial progress made during the year on many fronts as noted above, as well as the leadership provided during a particularly uncertain and challenging business environment, especially in the first six months of 2009. These awards are aligned with the compensation approach of rewarding long-term value creation.

Relationship of Executive Compensation to Share Performance

Since over 70% of the annual value of compensation awarded to Mr. Flatt and the other Named Executive Officers is given in DSUs and options, the actual value of this compensation, which is earned over time, will be dependent upon the performance of the Corporation’s Class A Limited Voting Shares. From time to time when special awards are granted to recognize consistent and exceptional performance, such awards are typically made in the form of options to purchase Class A Limited Voting Shares or DSUs rather than cash.

The following table illustrates the weighting of the Corporation’s Long-Term Ownership Plans relative to the total compensation awarded to the Named Executive Officers:

Named Executive Officer Compensation Mix (a)

	Base Salary	Cash Bonus	DSUs	Long-Term Share Ownership	Percentage of Compensation at Risk
2009
Chief Executive Officer	11%	0%	11%	78%	89%
Other Named Executive Officers	14%	0%	14%	73%	87%
5 Years (2004 - 2008)
Chief Executive Officer	22%	0%	24%	54%	78%
Other Named Executive Officers	27%	0%	31%	42%	73%

(a)	All percentages shown are based on Canadian dollar values.

In addition, the actual value of the compensation awarded to the Named Executive Officers is further aligned with the performance of the Corporation’s Class A Limited Voting Shares as a result of the 5-year vesting provisions for option awards, the practice of holding options until their expiry date and, where applicable, the post-option exercise requirements to hold shares and the reinvestment of Bonuses into DSUs which are not redeemable until retirement.

Compensation Awarded - Chief Executive Officer

Taking into account Mr. Flatt’s overall performance as described above, on February 18, 2010 the Board, on the recommendation of the Compensation Committee, awarded Mr. Flatt total variable compensation for 2009 of $3,319,495, including the market value of options granted. Mr. Flatt received this compensation in the form of 17,407 DSUs valued at $403,495, and 600,000 options which, based on a Black-Scholes valuation, were valued at $2,916,000. The DSUs are equivalent in value to the Corporation’s Class A Limited Voting Shares and are only payable to Mr. Flatt upon retirement from the Corporation.

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In addition to the above, Mr. Flatt earned a base salary for 2009 of $372,676. Mr. Flatt also received an annual contribution to a retirement savings plan based on a percentage of base salary, which for 2009 was $16,770. Mr. Flatt’s participation in this retirement savings plan is on the same basis as all other Canadian employees of the Corporation, and Mr. Flatt does not have any entitlement to future pension benefits or other post-employment benefits from the Corporation. As a result, the Corporation has no future obligation to provide pension, medical or other employee benefits to Mr. Flatt.

For 2009, Mr. Flatt’s total compensation was $3,708,941, of which 89% was awarded in Long-Term Share Ownership Plan awards and 11% was paid in cash. For 2008, Mr. Flatt’s total annual compensation was $2,485,202, of which 85% was paid in Long-Term Share Ownership Plan awards and 15% was paid in cash. Details on the components of the compensation paid to Mr. Flatt and the other Named Executive Officers for 2007, 2008 and 2009 are set out in the Summary Compensation Table on page 46 of this Circular.

Compensation Review - Chief Executive Officer

Since his appointment as Chief Executive Officer of the Corporation in 2002, Mr. Flatt has been awarded $10.5 million in total cumulative compensation (C$14.9 million converted at the average Bloomberg mid-market exchange rate for the eight-year period of US$1.00 = C$1.4129), for an average annual compensation award of approximately $1.3 million. His total compensation over this period was comprised of $2.1 million in Base Salary, $1.8 million in DSUs, and options and RSU grants valued at $6.6 million based on a Black-Scholes valuation at the time of the award. As a result of changes in the value of the Corporation’s Class A Limited Voting Shares during this eight-year period, the DSUs, RSUs and options awarded to Mr. Flatt during this time are currently valued at $17.8 million (C$25.1 million converted at the Bloomberg mid-market exchange rate for the eight-year period of US$1.00 = C$1.4129), providing him with total cumulative compensation earned over the past eight years of $20 million, for average annual compensation of $2.5 million. The increase in the value of the Corporation’s Class A Limited Voting Shares over this period contributed to 80% of the $20 million, $11.1 million of which is only redeemable upon retirement and will be valued at that time. The compounded annual return of the Corporation’s Class A Limited Voting Shares over the corresponding period was approximately 16%.

Total Cumulative Chief Executive Officer Compensation Since 2002

	2002 - 2009
	Value at Date of Award (d)	Value at December 31, 2009 (e)(f)
Cash Compensation
Base Salary (a)	$2,158,681	$2,158,681
Cash Bonus Paid	$—	$—
Total Cash Compensation	$2,158,681	$2,158,681
Long-Term Share Ownership Plan Awards
DSUs, RSUs and Options (b)	$8,315,906	$17,777,433
Benefits and Perquisites
Other Compensation (c)	$99,210	$99,210
Total Cumulative Compensation	$10,573,797	$20,035,324

Average Annual Compensation	$1,321,725	$2,504,415

(a)	Sum of actual Base Salary paid in each financial year
(b)

These values include all options, DSUs and RSUs granted during Mr. Flatt’s tenure as CEO. Mr. Flatt has not exercised any options received during 2002-2009. DSUs and RSUs are not redeemable until retirement.

(c)	Other compensation paid in the financial year includes annual medical examination and RRSP contributions.
(d)

Options and RSUs are valued using the Black-Scholes value at the time of the award discounted by 25% to reflect the five-year vesting and one-year hold provisions. DSUs are valued using the closing price of the Corporation’s Class A Limited Voting Shares on the TSX on the date of the award. All values have been converted at the average Bloomberg exchange rate of US$1.00 = C$1.4129 for the period January 1, 2002 to December 31, 2009.

(e)	These values include the DSUs issued in respect of the establishment of Brookfield Infrastructure Partners L.P. (“BIP”). See note (c) to the Summary Compensation Table on page 46 of this Circular.
(f)

The in-the-money value of the options, RSUs and the value of the DSUs are calculated using the closing price of the Corporation’s Class A Limited Voting Shares on the TSX on December 31, 2009 (C$23.39). All values have been converted using the average Bloomberg exchange rate of US$1.00 = C$1.4129, for the period January 1, 2002 to December 31, 2009.

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Ratio of Compensation to Operating Cash Flow

The following table illustrates the total compensation awarded to the Named Executive Officers as a percentage of operating cash flow.

	2009	2008	2007
Aggregate Named Executive Officer Compensation (a)	$15,632,682	$9,213,134	$6,600,656
As a percentage of Operating Cash Flow (b)	1.1%	0.6%	0.4%

(a)	Aggregate Named Executive Officer Compensation is defined as the Total Compensation as it appears on the Summary Compensation Table.
(b)

Cash flow from operations totalled $1.450, $1.423 and $1.907 billion in 2009, 2008 and 2007 respectively. (See page 12 of the Corporation’s 2009 Annual Report for further information on the non-GAAP measure “cash flow from operations”).

Chief Executive Officer Ownership Interests in the Corporation

Consistent with the Corporation’s philosophy of aligning the interests of management and shareholders and fostering an entrepreneurial environment that encourages a focus on long-term value creation, Mr. Flatt has, over his 20 years with the Corporation, accumulated a number of ownership interests in the Corporation in the form of DSUs, options and RSUs. In addition, and separate from any compensation arrangements, but relevant to the extent it aligns Mr. Flatt’s interests with shareholders, Mr. Flatt owns a number of Class A Limited Voting Shares of the Corporation. These ownership interests are held both directly, as shown on page 14 of this Circular, and through pro rata interests in Class A Limited Voting Shares largely owned through Partners Limited and BAM Investments Corp. (See “Principal Holders of Voting Shares” on page 5 of this Circular.)

Conclusion

The Compensation Committee is satisfied that Brookfield’s compensation philosophy, policies and practices support the Corporation in achieving its long-term strategic objectives and are effective in attracting and retaining executives who make decisions that are aligned with these strategic objectives. The Compensation Committee is satisfied that the compensation practices of the Corporation (i) reward the executives for performance over the long term in a manner that places an appropriate emphasis on risk management, and encourages, and appropriately matches rewards with, long-term value creation, (ii) are simple and transparent, (iii) encourage executives to build equity and align their interests with those of shareholders in a meaningful way, (iv) do not provide for excessive termination or change in control benefits, and (v) support effective succession planning. The Chairman of the Compensation Committee, Mr. Lance Liebman, will be available at the Annual Meeting of Shareholders to be held on May 5, 2010, to answer questions related to Brookfield’s executive compensation practices.

On behalf of the Compensation Committee,

• L. Liebman – Chairman	• M. Kempston Darkes	• J.A. Pattison
• J.K. Gray	• G.W.F. McCain

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PERFORMANCE GRAPHS

Class A Limited Voting Shares (BAM.A) (TSX)

The following shows the cumulative total shareholder return for the Corporation’s Class A Limited Voting Shares (assuming reinvestment of dividends) over the last five fiscal years, in comparison with the cumulative total return of the S&P/TSX Composite Total Return Index:

Five-Year Cumulative Total Return on C$100 Investment Assuming Dividends are Reinvested

December 31, 2004 – December 31, 2009

	December 31
	2004	2005	2006	2007	2008	2009
Class A Limited Voting Shares (BAM.A)	100.0	138.0	201.8	192.9	105.8	137.4
S&P/TSX Composite Total Return Index	100.0	124.2	145.7	160.0	107.1	144.6

See “Relationship of Executive Compensation to Share Performance” on page 41 of this Circular for information on the relationship of executive compensation to the Corporation’s share performance.

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Class A Limited Voting Shares (BAM) (NYSE)

The following shows the cumulative total shareholder return for the Corporation’s Class A Limited Voting Shares (assuming reinvestment of dividends) over the last five fiscal years, in comparison with the cumulative total return of the New York Stock Exchange (“NYSE”) Composite Total Return Index:

Five-Year Cumulative Total Return on US$100 Investment Assuming Dividends are Reinvested

December 31, 2004 – December 31, 2009

	December 31
	2004	2005	2006	2007	2008	2009
Class A Limited Voting Shares (BAM)	100.0	142.0	206.7	232.5	104.3	156.0
NYSE Composite Total Return Index	100.0	109.4	132.0	144.1	87.7	112.7

See “Relationship of Executive Compensation to Share Performance” on page 41 of this Circular for information on the relationship of executive compensation to the Corporation’s share performance.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

The table that follows sets out the compensation paid to the Chief Executive Officer, Chief Financial Officer and the other three Named Executive Officers for the years ended December 31, 2009, 2008 and 2007. The Named Executive Officers are all remunerated in Canadian dollars. However, in order to provide for comparability with the Corporation’s financial statements, which are reported in U.S. dollars, all Canadian dollar compensation amounts in this Circular have been converted to U.S. dollars at an exchange rate of US$1.00 to C$1.1404, which was the average exchange rate for 2009, unless otherwise noted. All data on the number of options and Deferred Share Units awarded for 2007 have been adjusted to reflect the three-for-two share split in the Corporation’s Class A Limited Voting Shares in June 2007.

Summary Compensation Table

			Annual Variable Incentive Plan Awards
			Non-Equity Incentive Plan	Share-Based Awards		Option-Based Awards
Name and Principal Position	Year	Annual Base Salary	Annual Cash Bonus (a)	Deferred Share Units (DSUs) (b) (c)		Options (b) (d)		All Other Compensa- tion (e)	Total Compen- sation
		($)	($)	($)	(#)	($)	(#)	($)	($)
J. Bruce Flatt	2009	372,676	—	403,495	17,407	2,916,000	600,000	16,770	3,708,941
Senior Managing	2008	372,676	—	372,676	24,079	1,723,080	750,000	16,770	2,485,202
Partner and CEO	2007	372,676	—	372,676	13,441	557,699	100,000	16,661	1,319,712
Brian D. Lawson	2009	372,676	—	403,495	17,407	1,944,000	400,000	18,125	2,738,296
Senior Managing	2008	372,676	—	372,676	24,079	918,976	400,000	17,950	1,682,278
Partner and CFO	2007	372,676	—	372,676	13,441	557,699	100,000	16,661	1,319,712
Jeffrey M. Blidner	2009	372,676	—	403,495	17,407	1,944,000	400,000	16,770	2,736,941
Senior Managing	2008	372,676	—	372,676	24,079	918,976	400,000	17,950	1,682,278
Partner	2007	372,676	—	372,676	13,441	557,699	100,000	17,709	1,320,760
George E. Myhal	2009	372,676	—	403,495	17,407	1,944,000	400,000	18,081	2,738,252
Senior Managing	2008	372,676	—	372,676	24,079	918,976	400,000	17,950	1,682,278
Partner	2007	372,676	—	372,676	13,441	557,699	100,000	16,661	1,319,712
Samuel J.B. Pollock	2009	372,676	—	403,495	17,407	2,916,000	600,000	18,081	3,710,252
Senior Managing	2008	372,676	—	372,676	24,079	918,976	400,000	16,770	1,681,098
Partner	2007	372,676	—	372,676	13,441	557,699	100,000	17,709	1,320,760

(a)	Each Named Executive Officer is awarded an annual cash Bonus which he has received in DSUs as opposed to cash.
(b)

The DSU and option awards in this column for 2009 were granted on March 2, 2010. The DSU awards are issued in lieu of a cash Bonus, at the election of the individual. The DSUs were awarded at a price of $23.18, the volume weighted average price of shares on the NYSE for the 5 days preceding the grant date.

(c)

On January 31, 2008, the Corporation established Brookfield Infrastructure Partners L.P. (“BIP”), and paid a special dividend to shareholders of one limited partnership unit (“BIP Unit”) for every 25 Class A Limited Voting Shares of the Corporation held. The figures in this column do not include DSUs awarded in respect of the establishment of BIP related to long-term share equivalents held by the Named Executive Officers on January 31, 2008. The Corporation has not included these awards on the Summary Compensation Table on the basis that these awards are in respect of share-based awards made in prior years.

(d)

The values in this column for 2009 are based on the value of the options issued on March 2, 2010 of $4.86 per option calculated using the Black-Scholes option pricing model, discounted by 25% to reflect the five-year vesting and one-year holding provisions of the Corporation’s Management Share Option Plans. The options granted at this date are exercisable at a price of $23.18.

(e)	These amounts represent annual retirement savings contributions and participation in the annual executive medical program.

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Incentive Plan Awards

The Corporation has no long-term non-equity incentive plan programs. The following three tables show for each Named Executive Officer (i) vested and unvested unexercised options, vested and unvested outstanding RSU awards and unvested DSU awards outstanding at December 31, 2009, (ii) the details of each option and RSU outstanding, and (iii) the value of all option and share-based awards which vested during 2009.

Option Awards and Share-Based Awards at December 31, 2009

	Option Awards (a) (b) Vested and Unvested		Restricted Share Appreciation Unit (RSU) Awards (b) Vested and Unvested		Share-Based Awards Deferred Share Units (DSUs) (a) Unvested
	Number of Securities Underlying Unexercised Options	Market Value of Unexercised Options	Number of Securities Underlying Outstanding RSUs	Market Value of Capital Outstanding RSUs	Number of Unvested DSUs	Market Value of Unvested DSUs
	(#)	($)	(#)	($)	(#)	($)
Bruce Flatt (c)	2,319,978	17,087,469	1,116,118	10,521,136	7,447	165,535
Brian Lawson	1,755,603	15,403,508	1,003,618	8,964,340	5,460	121,377
Jeffrey Blidner	2,008,728	19,555,420	947,368	8,185,944	5,460	121,377
George Myhal	1,739,531	15,034,832	1,003,618	8,964,340	5,460	121,377
Samuel Pollock	1,418,103	9,847,351	947,368	8,185,944	5,460	121,377

(a)	These values do not include the most recent option and DSU awards made to the Named Executive Officers on March 2, 2010.
(b)

The market value is the amount by which the value of the Class A Limited Voting Shares at the date shown exceeded the exercise price of the options or the RSU awards. The closing price of the Corporation’s Class A Limited Voting Shares on the TSX on December 31, 2009 was $22.23 (C$23.39 converted into U.S. dollars at the Bloomberg mid-market exchange rate on that day of US$1.00 = C$1.0522).

(c)

As at December 31, 2009, Mr. Flatt also held 123,750 options to acquire common shares of Brookfield Properties Corporation issued to him during his tenure as the President and CEO of that company, prior to his appointment as Senior Managing Partner and CEO of the Corporation. These options are treated in accordance with the Management Share Option Plan of Brookfield Properties Corporation and are not included in this table.

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Outstanding Option Awards and Restricted Share Appreciation Units as at December 31, 2009

	Options				Restricted Share Appreciation Units (RSUs)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#)	Options Exercise Price ($) (a)	Options Expiration Date	Market Value of Unexercised Options at December 31, 2009 ($) (b)	Number of Restricted Share Appreciation Units (#)	Issuance Price ($) (a) (c)	Market Value December 31, 2009 ($) (b)
J. Bruce Flatt Senior Managing Partner and CEO	343,750	$6.39	February 9, 2011	$5,444,153	393,750	$8.39	$5,448,782
	185,625	8.09	February 13, 2012	2,625,165	452,368	12.70	4,309,658
	185,625	8.39	February 12, 2013	2,568,711	270,000	19.40	762,696
	207,478	12.70	February 11, 2014	1,976,619	—	—	—
	135,000	19.40	February 11, 2015	381,348	—	—	—
	337,500	25.94	February 14, 2016	—	—	—	—
	75,000	37.10	February 13, 2017	—	—	—	—
	100,000	30.05	February 20, 2018	—	—	—	—
	750,000	16.77	February 25, 2019	4,091,472	—	—	—
	2,319,978			$17,087,469	1,116,118		$10,521,136
Brian D. Lawson Senior Managing Partner and CFO	202,500	$4.73	February 9, 2010	$3,543,543	281,250	$8.39	$3,891,986
	168,750	7.32	February 8, 2011	2,515,769	452,368	12.70	4,309,658
	168,750	8.98	February 6, 2012	2,235,400	270,000	19.40	762,696
	185,625	8.39	February 12, 2013	2,568,712	—	—	—
	207,478	12.70	February 11, 2014	1,976,618	—	—	—
	135,000	19.40	February 11, 2015	381,348	—	—	—
	112,500	25.94	February 14, 2016	—	—	—	—
	75,000	37.10	February 13, 2017	—	—	—	—
	100,000	30.05	February 20, 2018	—	—	—	—
	400,000	16.77	February 25, 2019	2,182,118	—	—	—
	1,755,603			$15,403,508	1,003,618		$8,964,340
Jeffrey M. Blidner Senior Managing Partner	421,875	$5.18	July 27, 2010	$7,192,301	225,000	$8.39	$3,113,590
	202,500	7.32	February 8, 2011	3,018,922	452,368	12.70	4,309,658
	168,750	8.98	February 6, 2012	2,235,400	270,000	19.40	762,696
	185,625	8.39	February 12, 2013	2,568,712	—	—	—
	207,478	12.70	February 11, 2014	1,976,619	—	—	—
	135,000	19.40	February 11, 2015	381,348	—	—	—
	112,500	25.94	February 14, 2016	—	—	—	—
	75,000	37.10	February 13, 2017	—	—	—	—
	100,000	30.05	February 20, 2018	—	—	—	—
	400,000	16.77	February 25, 2019	2,182,118	—	—	—
	2,008,728			$19,555,420	947,368		$8,185,944
George E. Myhal Senior Managing Partner	152,678	$4.73	February 9, 2010	$2,671,713	281,250	$8.39	$3,891,986
	202,500	7.32	February 8, 2011	3,018,922	452,368	12.70	4,309,658
	168,750	8.98	February 6, 2012	2,235,400	270,000	19.40	762,696
	185,625	8.39	February 12, 2013	2,568,712	—	—	—
	207,478	12.70	February 11, 2014	1,976,619	—	—	—
	135,000	19.40	February 11, 2015	381,348	—	—	—
	112,500	25.94	February 14, 2016	—	—	—	—
	75,000	37.10	February 13, 2017	—	—	—	—
	100,000	30.05	February 20, 2018	—	—	—	—
	400,000	16.77	February 25, 2019	2,182,118	—	—	—
	1,739,531			$15,034,832	1,003,618		$8,964,340
Samuel J.B. Pollock Senior Managing Partner	33,750	$7.32	February 8, 2011	$503,154	225,000	$8.39	$3,113,590
	168,750	8.98	February 6, 2012	2,235,400	452,368	12.70	4,309,658
	185,625	8.39	February 12, 2013	2,568,712	270,000	19.40	762,696
	207,478	12.70	February 11, 2014	1,976,619	—	—	—
	135,000	19.40	February 11, 2015	381,348	—	—	—
	112,500	25.94	February 14, 2016	—	—	—	—
	75,000	37.10	February 13, 2017	—	—	—	—
	100,000	30.05	February 20, 2018	—	—	—	—
	400,000	16.77	February 25, 2019	2,182,118	—	—	—
	1,418,103			$9,847,351	947,368		$8,185,944

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(a)	The options exercise price and the RSU issuance price were converted into U.S. dollars at the Bloomberg mid-market exchange rate on December 31, 2009 US$1.00 = C$1.0552.
(b)

The market value of the Class A Limited Voting Shares under option and the RSUs is the amount by which the closing price of the Corporation’s Class A Limited Voting Shares on December 31, 2009 exceeded the exercise price of the options and/or the issuance price of the RSUs. The closing price of the Class A Limited Voting Shares on December 31, 2009 was $22.23 (C$23.39 converted into U.S. dollars at the Bloomberg mid-market exchange rate on that day of US$1.00 = C$1.0552).

(c)	RSUs are not redeemable until cessation of employment and have no expiration date.

Option and Share-Based Awards Vested During 2009 (a)

	Value Vested During 2009 (b)
Named Executive Officer	Options ($)	RSUs (a) ($)	DSUs ($)
Bruce Flatt	190,088	327,905	515,733
Brian Lawson	190,088	327,905	476,209
Jeffrey Blidner	190,088	327,905	476,209
George Myhal	190,088	327,905	476,209
Samuel Pollock	190,088	327,905	476,209

(a)	The Corporation has no long-term non-equity incentive plan programs.
(b)

All values are calculated using the closing price of Class A Limited Voting Shares on the TSX on the vesting date and converted into U.S. dollars using the average Bloomberg mid-market exchange rate for 2009.

SECURITY-BASED COMPENSATION ARRANGEMENTS

The Corporation’s only security-based compensation arrangements are its three Management Share Option Plans (the “Plans”). The 1997 Management Share Option Plan (the “1997 Plan”) was approved by the Board in August 1997. As at March 10, 2010, options to acquire 18,113,128 Class A Limited Voting Shares of the Corporation were outstanding under the 1997 Plan (representing approximately 3.2% of the Corporation’s issued and outstanding Class A Limited Voting Shares).

The 2007 Management Share Option Plan (the “2007 Plan”) was approved by the Board in February 2007. The 2007 Plan provides for the issuance of 15,000,000 Class A Limited Voting Shares (representing approximately 2.6% of the Corporation’s issued and outstanding Class A Limited Voting Shares), of which options to acquire 14,840,450 Class A Limited Voting Shares (representing approximately 2.6% of the Corporation’s issued and outstanding Class A Limited Voting Shares) had been granted but not yet exercised as at March 10, 2010. Following the approval of the 2007 Plan by the Corporation’s shareholders in May 2007, the Corporation decided not to grant any further options under the 1997 Plan.

The 2009 Management Share Option Plan (the “2009 Plan”) was approved by the Board on February 12, 2009 and by the holders of Class A Limited Voting Shares at the Annual and Special Meeting of Shareholders held on May 5, 2009. The 2009 Plan provides for the issuance of 15,000,000 Class A Limited Voting Shares, (representing approximately 2.6% of the Corporation’s issued and outstanding Class A Limited Voting Shares), of which 6,550,000 options (representing approximately 1.1% of the Corporation’s issued and outstanding Class A Limited Voting Shares) had been granted but not yet exercised as at March 10, 2010. Options will continue to be granted under the 2007 Plan to the extent Class A Limited Voting Shares are available for issuance under the 2007 Plan.

Dilution of Class A Limited Voting Shares

Options Outstanding as a Percentage of Issued and Outstanding Class A Limited Voting Shares
	2009	2010
1997	3.5%	3.2%
2007	2.3%	2.6%
2009	0%	1.1%

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SECURITIES AUTHORIZED FOR ISSUE U NDER INCENTIVE PLANS

The following table sets out information on the Corporation’s Plans as of the fiscal year ended December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders

2009 Management Share Option Plan, 2007 Management Share Option Plan and 1997 Management Share Option Plan (b)	31,576,560 (a)	19.30	16,803,050

(a)

This figure does not include options to acquire 3,887,364 Class A Limited Voting Shares that were initially granted as options to acquire common shares of Brookfield Financial Corporation under the BFC Plan as defined below.

(b)	Following the approval of the 2007 Plan by the Corporation’s shareholders in May 2007, the Corporation indicated that it will not grant any further options under the 1997 Plan.

In addition to the outstanding options granted under the 1997 Plan and 2007 Plan, as at December 31, 2009, the Corporation had outstanding options to acquire 3,887,364 Class A Limited Voting Shares that were initially granted as options to acquire shares of Brookfield Financial Corporation (“BFC”) under the BFC option plan (the “BFC Plan”) which was approved by BFC’s board of directors in February 1991. On May 22, 2002, the Corporation acquired the remaining shares of BFC that it did not already own. On that date, options to acquire shares of BFC (other than those held by directors, which were exercised or terminated) became options to acquire one-half of a Class A Limited Voting Share of the Corporation. These options are subject to the terms of the 1997 Plan but were not granted under it. Since February 6, 2002, no further options have been, or will be, granted under the BFC Plan.

The Board of Directors establishes the exercise price of each option at the time it is granted, which may not be less than the closing price of a Class A Limited Voting Share on the last trading day preceding the date of the grant on the New York Stock Exchange. Under the 1997 Plan, if the approval date for an option grant fell in a trading blackout period, the effective grant date for options granted was the date on which the blackout ended. For options granted under the 2007 Plan and 2009 Plan, the effective grant date may not be less than six business days after the blackout ends and the exercise price for the options approved during a blackout period is the volume-weighted average trading price of Class A Limited Voting Shares for the five business days preceding the effective grant date.

The following is a summary of the other key provisions of the 1997 Plan, the 2007 Plan and the 2009 Plan (collectively, the “Plans”). Employees, officers and consultants of the Corporation and its affiliates and others designated by the Board are eligible to participate. The number of Class A Limited Voting Shares issuable to insiders, or issued in any one year to insiders, under all the Corporation’s security-based compensation arrangements cannot exceed in either case 10% of the issued and outstanding shares of this class; and no more than 5% of the issued and outstanding shares may be issued under these arrangements to any one person. All option grants are approved by the Board on the recommendation of the Compensation Committee. The Board determines the vesting period for each option grant, which is normally 20% per year over five years commencing the first year after the grant. The Board also sets the expiry period for each option grant, which may not exceed ten years, except where the expiry date falls during or shortly after a trading blackout period in which case the expiry date is ten days after the blackout period ends.

The Plans set out provisions regarding the exercise and cancellation of options following a change in the employment status of a plan participant. In general, all vested options must be exercised and all unvested options are cancelled on a participant’s termination date, except as follows: in the event of termination by the Corporation for reasons other than cause or in the case of an authorized leave of absence due to disability, vested options must be exercised within 60 days following the termination date; in the event of retirement, vested options continue to be exercisable until the applicable expiry date; and in the event of death, all granted options continue to vest and be exercisable for six months following death. The Plans also contain an amending provision setting out the types of amendments which can be approved by the Board without shareholder approval and those which require shareholder approval. Shareholder approval is required for any amendment that increases the number

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of shares issuable under the 2007 Plan and the 2009 Plan, lengthens the period of time after a blackout period during which options may be exercised, results in the exercise price being lower than fair market value of a share at the date of grant, reduces the exercise price, expands insider participation, extends the term of an insider’s option beyond its expiry date, adds a provision which results in participants receiving shares for no compensation to the Corporation, or other amendments required by law to be approved by shareholders. There are no provisions in the Plans for the transformation of options into stock appreciation rights. The Corporation does not provide any financial assistance to plan participants to facilitate the purchase of Class A Limited Voting Shares issued pursuant to the exercise of options under the Plans. Options granted under the Plans may be assigned by the plan participant to his or her spouse or a corporation controlled by the plan participant, the shares of which are held directly or indirectly by the plan participant or his or her spouse.

The Corporation has established a number of policies related to its equity-based compensation plans, including option exercise hold periods, to reinforce the importance of equity ownership by its senior executives over the longer term. See also “Incentive and Equity-Based Compensation Employment Policies and Guidelines” on page 38 of this Circular.

PENSION AND RETIREMENT BENEFITS

The Corporation’s Named Executive Officers and its other senior executives do not participate in a registered defined benefit plan or any other post-retirement supplementary compensation plans. Eligible Canadian senior executives receive an annual contribution from the Corporation to their registered retirement savings plans equal to 4.5% of their annual base salary, subject to the annual RRSP contribution limit established by the Canada Revenue Agency. There are no predefined termination or post-termination payments, changes in control arrangements or employment contracts for the Corporation’s senior executives.

PART SIX – OTHER INFORMATION

INDEBTEDNESS OF DIRECTORS, OFFICERS AND EMPLOYEES

UNDER SECURITIES PURCHASE PROGRAMS

In response to changing guidelines on executive loans, the Corporation discontinued granting any further executive loans under its Management Share Purchase Plan (“MSPP”) and its Executive Share Ownership Plan (“ESOP”) effective June 2002. All such loans were repaid by March 1, 2007 and there is no longer any indebtedness to the Corporation by current or former directors or Executive Officers of the Corporation for loans previously made in connection with the purchase of securities of the Corporation or any of its associated companies.

The amount of debt outstanding to the Corporation by directors, officers and employees of the Corporation and its subsidiaries as at March 10, 2010 was $6.87 million (C$7.04 million) converted at the Bloomberg mid-market exchange rate on March 10, 2010 of US$1.00 = C$1.02491, which represented loans made by the Corporation (or its predecessors) in connection with equity ownership interests in the specialty investment funds they manage, and certain other indebtedness.

AUDIT COMMITTEE

Additional information about the Audit Committee required by Part 5 of National Instrument 52–110 - Audit Committees, including the Committee’s Charter, can be found in the Corporation’s Annual Information Form under the heading “Audit Committee Information”, which is posted on the Corporation’s website, www.brookfield.com under Investor Centre/Other Disclosure Reports and is also filed on SEDAR at www.sedar.com. A copy of the Annual Information Form can also be obtained from the Corporate Secretary of the Corporation as set out below under “Availability of Disclosure Documents”.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation maintains directors’ and officers’ insurance with an annual policy limit of $43,844,265 (C$50,000,000) subject to a corporate deductible of $87,689 (C$100,000) per loss. Under this insurance coverage, the Corporation and certain of its associated companies (collectively, the “Organization”) are reimbursed for indemnity payments made to directors or officers as required or permitted by law or under provisions of its by-laws as indemnity for losses, including legal costs arising from acts, errors or omissions committed by directors and officers during the course of their duties as such. This insurance also provides coverage to individual directors and officers without any deductible if they are not indemnified by the Organization.

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The insurance coverage for directors and officers has certain exclusions including, but not limited to, those acts determined to be deliberately fraudulent or dishonest or to have resulted in personal profit or advantage. The cost of such insurance is borne by the Organization and is currently $135,712 (C$154,766) annually.

NORMAL COURSE ISSUER BID

From time to time, the market price of the Corporation’s Class A Limited Voting Shares may not fully reflect the underlying value of its business and its future business prospects. The Corporation believes that, in such circumstances, the outstanding Class A Limited Voting Shares represent an attractive investment for the Corporation, since a portion of the Corporation’s excess cash generated on an annual basis can be invested for an attractive risk adjusted return on capital by repurchasing its Class A Limited Voting Shares. This repurchase arrangement is called a “normal course issuer bid”.

In April 2009, the Corporation filed a notice of intention with the TSX to make a normal course issuer bid to purchase up to 49.3 million Class A Limited Voting Shares between April 21, 2009 and April 20, 2010. This is less than 10 percent of the public float of Class A Limited Voting Shares as of April 14, 2009. The Corporation’s Class B Limited Voting Shares are not part of this bid. During 2009, the Corporation did not purchase any Class A Limited Voting Shares under the notice of intention filed in April 2009.

AVAILABILITY OF DISCLOSURE DOCUMENTS

The Corporation will provide any person or company, upon request to the Corporate Secretary of the Corporation, with a copy of this Circular and: (i) the most recent Annual Information Form of the Corporation, together with a copy of any document or the pertinent pages of any document incorporated therein by reference; (ii) the comparative financial statements of the Corporation for the fiscal year ended December 31, 2009, including the report of the external auditor thereon; (iii) the Annual Report of the Corporation for its most recently completed fiscal year, which includes management’s discussion and analysis of financial condition and results of operations (“MD&A”); (iv) the interim financial statements of the Corporation for the periods subsequent to the end of its fiscal year; and (v) the notice of intention to make a normal course issuer bid filed with the TSX in April 2009. Financial information on the Corporation is provided in its comparative financial statements and MD&A for its most recently completed financial year.

Requests for the above-mentioned disclosure documents can be made to the Corporation by mail at Suite 300, 181 Bay Street, Brookfield Place, Box 762, Toronto, Ontario M5J 2T3, by telephone at (416) 363-9491, by facsimile at (416) 365-9642, or by e-mail at inquiries@brookfield.com. These documents and additional information related to the Corporation are also available on the Corporation’s website, www.brookfield.com and on SEDAR at www.sedar.com.

OTHER BUSINESS

The Corporation knows of no other matter to come before the meeting other than the matters referred to in the accompanying Notice of Meeting.

DIRECTORS’ APPROVAL

The contents and sending of this Circular have been approved by the directors of the Corporation.

CATHERINE J. JOHNSTON
Toronto, Canada	Corporate Secretary
March 10, 2010

52	Brookfield Asset Management | 2010 Management Information Circular

APPENDIX A

CHARTER OF THE BOARD OF DIRECTORS

Role of the Board

The role of the board of directors (the “Board”) of Brookfield Asset Management Inc. (the “Corporation”) is to oversee, directly and through its committees, the business and affairs of the Corporation, which are conducted by its officers and employees under the direction of the Chief Executive Officer (“CEO”). In doing so, the Board acts at all times with a view to the best interests of the Corporation.

The Board is elected by the Corporation’s shareholders to oversee management, with the objective of advancing the best interests of the shareholders by enhancing shareholder value in a manner that recognizes the concerns of other stakeholders in the Corporation, including its employees, suppliers, customers and the communities in which it operates.

Authority and Responsibilities

The Board meets regularly to review reports by management on the Corporation’s performance. In addition to the general supervision of management, the Board performs the following functions:

a)

strategic planning – overseeing the strategic planning process within the Corporation and, at least annually, reviewing, approving and monitoring the strategic plan for the Corporation including fundamental financial and business strategies and objectives;

b)	risk assessment – assessing the major risks facing the Corporation and reviewing, approving and monitoring the manner of managing those risks;

c)	CEO – developing a position description for the CEO including the corporate objectives that the CEO is responsible for meeting and selecting, evaluating and compensating the CEO;

d)	senior management – overseeing the selection, evaluation and compensation of senior management and monitoring succession planning;

e)

communications and disclosure policy – adopting a communications and disclosure policy for the Corporation, including ensuring the timeliness and integrity of communications to shareholders and establishing suitable mechanisms to receive stakeholder views;

f)	corporate governance – developing the Corporation’s approach to corporate governance, including developing a set of corporate governance principles and guidelines applicable to the Corporation;

g)

internal controls – reviewing and monitoring the controls and procedures within the Corporation to maintain its integrity including its disclosure controls and procedures, and its internal controls and procedures for financial reporting and compliance; and

h)

maintaining integrity – on an ongoing basis, satisfy itself that the CEO and other executive officers create a culture of integrity throughout the Corporation, including compliance with its Code of Business Conduct and Ethics.

Composition and Procedures

a)

Size of Board and selection process – The directors of the Corporation are elected each year by the shareholders at the annual meeting of shareholders. The Governance and Nominating Committee recommends to the full Board the nominees for election to the Board and the Board proposes a slate of nominees to the shareholders for election. Any shareholder may propose a nominee for election to the Board either by means of a shareholder proposal upon compliance with the requirements prescribed by the Business Corporations Act (Ontario) or at the annual meeting. The Board also recommends the number of directors on the Board to shareholders for approval. Between annual meetings, the Board may appoint directors to serve until the next annual meeting.

b)

Qualifications – Directors should have the highest personal and professional ethics and values and be committed to advancing the best interests of the shareholders of the Corporation. They should possess skills and competencies in areas that are relevant to the Corporation’s activities. A majority of the directors will be independent directors based on the rules and guidelines of applicable stock exchanges and securities regulatory authorities.

c)	Director orientation – The Corporation’s management team is responsible for providing an orientation and education program for new directors.

Brookfield Asset Management | 2010 Management Information Circular	53

d)

Meetings – The Board holds at least four scheduled meetings a year plus one to review the Corporation’s strategic plan. The Board is responsible for its agenda. Prior to each Board meeting, the Chairman of the Board discusses agenda items for the meeting with the CEO, the Chief Financial Officer and the Lead Director. Materials for each meeting are distributed to the directors in advance of the meetings.

At the conclusion of each regularly scheduled meeting, the independent directors meet without management and non-independent directors present. The directors have appointed a Lead Director to chair these meetings.

e)

Committees – The Board has established the following standing committees to assist it in discharging its responsibilities: Audit, Governance and Nominating, and Management Resources and Compensation. Special committees are established from time to time to assist the Board in connection with specific matters. The chair of each committee reports to the Board following meetings of the committee. The terms of reference of each standing committee are reviewed annually by the Board.

f)

Evaluation – The Governance and Nominating Committee performs an annual evaluation of the effectiveness of the Board as a whole, the committees of the Board and the contributions of individual directors. In addition, each committee assesses its performance annually.

g)

Compensation – The Governance and Nominating Committee recommends to the Board the compensation for non-management directors. In reviewing the adequacy and form of compensation, the committee seeks to ensure that the compensation reflects the responsibilities and risks involved in being a director of the Corporation and aligns the interests of the directors with the best interests of the shareholders.

h)

Access to independent advisors – The Board and any committee may at any time retain outside financial, legal or other advisors at the expense of the Corporation. Any director may, subject to the approval of the Chairman of the Board, retain an outside advisor at the expense of the Corporation.

i)

Charter of expectations – The Board has adopted a Charter of Expectations for Directors which specifies the expectations the Corporation places on its directors in terms of professional and personal competencies, performance, behaviour, conflicts of interest and resignation events.

Toronto – Canada	New York – United States
Brookfield Place, Suite 300	Three World Financial Center
Bay Wellington Tower	200 Vesey Street, 10th Floor
181 Bay Street, Box 762	New York, New York
Toronto, Ontario M5J 2T3	10281-0221
T 416-363-9491	T 212-417-7000
F 416-365-9642	F 212-417-7196
E inquiries@brookfield.com

www.brookfield.com	NYSE: BAM TSX: BAM.A EURONEXT: BAMA

Brookfield Asset Management

PROXY	CLASS A LIMITED VOTING SHARES

PROXY, solicited by Management, for the Annual Meeting of Shareholders of Brookfield Asset Management Inc. to be held on Wednesday, May 5, 2010 at 2:00 p.m., Toronto time, and at all adjournments thereof.

The undersigned holder of Class A Limited Voting Shares of Brookfield Asset Management Inc. (the “Corporation”) hereby appoints ROBERT J. HARDING, or failing him J. BRUCE FLATT, (or in lieu thereof                                                                                               ), as proxy of the undersigned to attend and vote, in respect of all the Class A Limited Voting Shares registered in the name of the undersigned, at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 5, 2010, and at any adjournments thereof, on the following matters:

1.	Election of Directors (Mark either For or Withhold for each of the following eight nominees)

	For	Withhold		For	Withhold

01 – Marcel R. Coutu	☐	☐	05 – Frank J. McKenna	☐	☐

02 – Maureen Kempston Darkes	☐	☐	06 – Jack M. Mintz	☐	☐

03 – Lance Liebman	☐	☐	07 – Patricia M. Newson	☐	☐

04 – G. Wallace F. McCain	☐	☐	08 – James A. Pattison	☐	☐

2.	Appointment of the External Auditor (Mark either (a) or (b))

(a)     ☐    FOR the appointment of the external auditor and authorizing the directors to set its remuneration; or

(b)     ☐    WITHHOLD from voting in the appointment of the external auditor and authorizing the directors to set its remuneration.

In addition, the undersigned appoints such person as proxy to vote and act as aforesaid upon any amendments or variations to the matters identified in the Notice of Meeting and on all other matters that may properly come before the meeting. Unless otherwise specified above, the shares represented by this proxy will be voted by the persons whose names are printed above for the election as directors of all nominees for election by holders of the Class A Limited Voting Shares and for the appointment of the external auditor.

Name of Shareholder:

Number of Class A Limited Voting Shares:

	Date:	, 2010
Signature

NOTES:

1.	If this proxy is not dated in the space provided, it will be deemed to be dated as of the date on which it was mailed to you by management of the Corporation.

2.	If the shareholder is an individual, please sign exactly as your shares are registered.

If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided, the proxy must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

In many cases, shares beneficially owned by a holder (a “Non-Registered Shareholder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Shareholders should, in particular, review the section “Q & A On Proxy Voting” in the accompanying Management Information Circular and carefully follow the instructions of their intermediaries.

3.

To be valid, this proxy must be signed and deposited with the Secretary of the Corporation c/o CIBC Mellon Trust Company, not later than 5:00 p.m. (Toronto time) on Monday, May 3, 2010 or, if the meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment of the meeting: by mail, Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1; by facsimile at 416-368-2502; or by the Internet by accessing www.eproxyvoting.com/brookfield and following the instructions for electronic voting. You will need your control number which is printed on this proxy form below your name and address.

4.

A shareholder has the right to appoint a person (who need not be a shareholder) to represent the shareholder at the meeting other than the management representatives designated in this proxy. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint and delivering the completed proxy to the Secretary of the Corporation, as set out above.

5.

Reference is made to the accompanying Management Information Circular for further information regarding completion and use of this proxy and other information pertaining to the meeting, including the right of a shareholder to cumulate his or her votes in the election of directors.

6.

If a share is held by two or more persons, any one of them present or represented by proxy at the meeting may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each share so held.

7.

The shares represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.